UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

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Graco Inc.
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GRACO INC.

88 Eleventh Avenue N.E.

Minneapolis, MN 55413

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

The 2019 Annual Meeting of Shareholders of Graco Inc. will be held on April 26, 2019, beginning at 1:00 p.m. Central Time. This year’s meeting will again be a completely virtual meeting of shareholders. Our virtual shareholder meeting format uses technology designed to increase shareholder access, save the Company and our shareholders time and money, and provide our shareholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to on-line attendance, we provide shareholders with an opportunity to hear all portions of the official meeting as conducted by the Chairman of the Board and the Secretary, submit written questions and comments during the meeting, and vote on-line during the open poll portion of the meeting. You may attend the meeting, vote your shares and submit questions electronically during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/GGG2019. You will need the 16-digit control number that is printed in the box marked by the arrow on your Notice Regarding the Availability of Proxy Materials to enter the annual meeting. We recommend that you log in at least fifteen minutes before the meeting to ensure you are logged in when the meeting starts.

At this meeting, shareholders will consider the following matters:

1.	Election of three directors to serve for three-year terms.

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2019.

3.	An advisory, non-binding resolution to approve our executive compensation.

4.	Approval of the Graco Inc. 2019 Stock Incentive Plan.

5.	Transaction of such other business as may properly come before the meeting.

Shareholders of record at the close of business on February 25, 2019, are entitled to vote at this meeting or any adjournment.

We encourage you to join us via the Internet and vote at the meeting. Regardless of whether you plan on joining the meeting, we encourage you to vote by Internet, or by requesting a paper copy and voting by telephone or by returning your proxy card by mail, as described in further detail later in this Proxy Statement.

If you do not vote by Internet, telephone, returning a proxy card or voting your shares online during the meeting, you will lose your right to vote on matters that are important to you as a shareholder. Accordingly, please vote your shares in one of the methods identified above. Instructions on how to vote while participating in the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/GGG2019.

Sincerely,

Patrick J. McHale	Karen Park Gallivan
President and Chief Executive Officer	Secretary

March 13, 2019
Minneapolis, Minnesota

Graco Inc. 2019 Proxy Statement

Graco Inc. 2019 Proxy Statement

GENERAL REQUESTS FOR GRACO INC. 2018 ANNUAL REPORT ON FORM 10-K

The Graco Inc. 2018 Annual Report on Form 10-K, including the Financial Statements and the Financial Statement Schedule, is available to the public at www.graco.com. A copy may also be obtained free of charge by calling (612) 623-6609 or writing:

Investor Relations

Graco Inc.

P.O. Box 1441

Minneapolis, Minnesota

55440-1441

Graco Inc. 2019 Proxy Statement

GRACO INC.

88 Eleventh Avenue N.E.

Minneapolis, MN 55413

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 26, 2019

Your proxy is solicited by the Board of Directors of Graco Inc. in connection with our Annual Meeting of Shareholders to be held on April 26, 2019 and any adjournments of that meeting (the “Meeting”). Throughout this Proxy Statement, we may refer to Graco Inc. as “us,” “we,” “Graco,” “our Company” or “the Company.”

We have provided you with access to our proxy materials on the Internet. We are providing a Notice Regarding the Availability of Proxy Materials (the “Notice”) to our shareholders of record and our beneficial owners. All shareholders will have the ability to access the proxy materials free of charge on the website identified in the Notice or request email or paper copies of the proxy materials. The Notice contains instructions on how to access the proxy materials through the Internet or request electronic or paper copies. If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. As the beneficial owner, you have the right to direct the organization holding your shares how to vote the shares.

The costs of the solicitation, including the cost of preparing and mailing the Notice, Notice of Annual Meeting of Shareholders, and this Proxy Statement, will be paid by us. Solicitation will be primarily through Internet availability of this Proxy Statement to all shareholders entitled to vote at the Meeting. Proxies may be solicited by our officers personally, but at no compensation in addition to their regular compensation as officers. We may reimburse brokers, banks and others holding shares in their names for third parties for the cost of forwarding proxy material to, and obtaining proxies from, third parties. The Notice will be mailed to shareholders on or about March 13, 2019, and the proxy materials will be available at that time on www.proxyvote.com.

Proxies may be revoked at any time prior to being voted by giving written notice of revocation to our Secretary or by voting online during the meeting. All properly executed proxies received by management will be voted in the manner set forth in this Proxy Statement or as otherwise specified by the shareholder giving the proxy.

Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting, and as unvoted (although present and entitled to vote) for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Meeting, but will not be considered as present and entitled to vote with respect to such matters. The election of directors, the advisory vote on our executive compensation and the approval of the Graco Inc. 2019 Stock Incentive Plan will be considered proposals on which your broker does not have discretionary authority to vote. Thus, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on these matters, your broker or other nominee will not be able to vote your shares in these matters. Accordingly, we urge you to provide instructions to your broker or nominee so that your votes may be counted on these matters. You should vote your shares by following the instructions provided on the voting instruction card that you receive from your broker.

The vote required for the election of directors in an uncontested election is a majority of votes cast, where the number of votes cast “for” a nominee exceeds the number of votes cast “against” a nominee. In a contested election, the vote required for the election of directors is a plurality of votes cast. In the event an incumbent director does not receive a sufficient number of the votes cast for re-election, our Corporate Governance Guidelines require that the director promptly offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the offer. The Board, taking into account the recommendation of the Governance Committee, will decide whether to accept or reject the offer, and will publicly disclose its decision and the rationale behind it within 90 days after the date of the election. The vote required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year 2019 and the vote to approve the Graco Inc. 2019 Stock Incentive Plan requires the approval of the greater of a majority of the shares present at the Meeting and entitled to vote, or a majority of the voting power of the minimum number of shares necessary to constitute a quorum. The vote on our executive compensation is advisory and non-binding. However, the Board will consider shareholders to have approved our executive compensation if the number of the votes cast “for” that proposal exceeds the number of votes cast “against” that proposal. An abstention will have no effect on the election of directors or the vote on our executive compensation, but will have the effect of a vote against the ratification of the appointment of Deloitte and Touche LLP and a vote against approval of the Graco Inc. 2019 Stock Incentive Plan.

Graco Inc. 2019 Proxy Statement

Only shareholders of record as of the close of business on February 25, 2019 may vote at the Meeting. As of that date, there were 165,510,277 issued and outstanding common shares of the Company, the only class of securities entitled to vote at the Meeting. Each share registered to a shareholder of record is entitled to one vote. Cumulative voting is not permitted.

VOTING METHODS

Registered shareholders may vote by using any one of the following methods:

1.	Vote by Internet.

You may visit www.proxyvote.com to vote your shares on the Internet, 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on April 25, 2019. Have your Notice or proxy card (if you have requested one) in front of you when you access the website, as they include information, including a unique shareholder control number, that is required to access the system.

2.	Vote by Telephone.

You may request a paper proxy card by following the instructions on your Notice for requesting a copy of materials. After you receive your paper proxy card, you may call the toll-free phone number, 1-800-690-6903, listed on your proxy card to vote your shares, 24 hours a day, seven days a week, prior to 11:59 p.m., Eastern Time, on April 25, 2019. Have your proxy card or Notice in front of you when calling, as they include information, including a unique shareholder control number, which is required to access the system.

3.	Vote by Mail.

You may request a paper proxy card by following the instructions on your Notice for requesting a copy of materials. After you receive your paper proxy card, you may mark, date, and sign the proxy card, and return it to be received no later than April 25, 2019.

4.	Vote Online During the Meeting.

You may vote online during the Meeting through the link www.virtualshareholdermeeting.com/GGG2019. The 16-digit control number provided on your Notice or proxy card is necessary to access this site. The Meeting will begin at 1:00 p.m. Central Time (with log-in beginning at 12:45 p.m. Central Time) on April 26, 2019.

If you own your shares through a broker, bank, broker-dealer or similar organization, you may vote by the methods made available to you through your broker. Follow the instructions describing the available processes for voting your stock that are provided to you by your broker.

ADDITIONAL MEETING INFORMATION

Shareholders of record at the close of business on February 25, 2019 may attend and participate in the Meeting. Shareholders will need to use their control number to log into the Meeting at www.virtualshareholdermeeting.com/GGG2019.

We encourage you to access the Meeting prior to the start time. Please allow sufficient time for online check-in, which begins at 12:45 p.m. Central Time. You may check your browser’s compatibility any time prior to the Meeting at www.virtualshareholdermeeting.com/GGG2019. If you experience any difficulties accessing the Meeting, please call (612) 623-6778 for assistance.

Shareholders who wish to submit questions may do so electronically before the Meeting (starting at the time of check-in) or during the Meeting. We will post any appropriate questions received during the meeting and our answers on our investor relations website at https://investors.graco.com/webcast-presentation as soon as practical after the Meeting.

Graco Inc. 2019 Proxy Statement

BOARD OF DIRECTORS

Nominees and Continuing Directors

The following information is given with respect to the three nominees for election at the Meeting and the other seven directors whose terms of office will continue after the Meeting, and includes a description of the particular experience, qualifications, attributes or skills that led the Board to conclude that each of the nominees and directors should serve as members of the Board. Except as noted below, each of the nominees and directors has held the same position, or another executive position with the same employer, for the past five years.

Nominees for election at the Meeting to terms expiring in 2022:

Eric P. Etchart

Mr. Etchart, 62, was Senior Vice President, Business Development of The Manitowoc Company, Inc., a manufacturer of cranes and foodservice equipment, from January 2015 until his retirement in January 2016. Mr. Etchart served as President of Manitowoc Cranes and Senior Vice President of The Manitowoc Company, Inc. from 2007 until January of 2015. From 2001 to 2007, Mr. Etchart was Executive Vice President, Asia Pacific and President, Zhang Jia Gang Company of the Manitowoc Crane Group, in Shanghai, China. Prior to that, Mr. Etchart held various management positions at Potain S.A., until it was acquired by Manitowoc in 2001, and PPM Cranes S.A. Mr. Etchart has been a director of Graco since December 2010. He also serves as a director of Alamo Group Inc. and of WD-40 Company, where he is Chair of the Governance Committee. Among other qualifications, Mr. Etchart brings to our Board over thirty years of global manufacturing experience, as well as extensive knowledge of and expertise in finance and marketing. Mr. Etchart, a French-national with over twenty years of experience in management positions outside of the U.S., including positions in China, Singapore, Italy, France and the Middle East, is particularly well-suited to provide an international perspective to the Board as we develop our business in global markets. Mr. Etchart was recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow in May 2016.

Jody H. Feragen

Ms. Feragen, 63, was Executive Vice President and Chief Financial Officer of Hormel Foods Corporation, a multinational marketer and manufacturer of brand name food and meat products, from October 2010 until October 2016. She served as Hormel’s Senior Vice President and Chief Financial Officer from 2007 to 2010, and Vice President of Finance and Treasurer from 2005 to 2007. She also served on Hormel’s board of directors from 2007 until October 2016. Ms. Feragen is a director and Chair of the Audit Committee of Patterson Companies, Inc. Ms. Feragen has been a director of Graco since September 2015. Ms. Feragen brings to our Board a wealth of financial expertise, business acumen, strong leadership skills and extensive public company experience. She has been designated by our Board as an audit committee financial expert.

J. Kevin Gilligan

Mr. Gilligan, 64, was Chief Executive Officer of Capella Education Company, an online education provider, from March 2009 until August 2018. He also served as a director of Capella Education from March 2009 until August 2018, and as Chairman from February 2010 until August 2018. Mr. Gilligan became Executive Vice Chairman of Strategic Education, Inc. in August 2018 in connection with its merger with Capella Education. Mr. Gilligan was President and Chief Executive Officer of United Subcontractors, Inc., a national construction services company, from October 2004 until February 2009. United Subcontractors voluntarily filed for Chapter 11 bankruptcy on March 31, 2009 and emerged from the bankruptcy proceedings on June 30, 2009. Mr. Gilligan was President and Chief Executive Officer, Automation and Control Solutions, Honeywell International, Inc., a diversified technology and manufacturing company, from 2001 until January 2004. Mr. Gilligan has been a director of Graco since February 2001. From 2004 until 2009, Mr. Gilligan was a director of ADC Telecommunications, Inc., and served as lead director from 2008 until 2009. Among other qualifications, Mr. Gilligan brings to our Board over twenty-five years of global operational experience as well as comprehensive knowledge of the construction industry, one of the key industries Graco serves. Mr. Gilligan’s public company experience as both an executive and as a director provides additional depth to our Board’s leadership capabilities. Our Board recognizes this experience and leadership by his appointment as Chair of the Management Organization and Compensation Committee.

Graco Inc. 2019 Proxy Statement

Directors whose terms continue until 2020:

Patrick J. McHale

Mr. McHale, 57, is President and Chief Executive Officer of Graco Inc., a position he has held since June 2007. He served as Vice President and General Manager, Lubrication Equipment Division of Graco from June 2003 until June 2007. He was Vice President, Manufacturing and Distribution Operations from April 2001 until June 2003. He served as Vice President, Contractor Equipment Division from February 2000 to March 2001. Prior to becoming Vice President, Lubrication Equipment Division in September 1999, he held various manufacturing management positions in Minneapolis, Minnesota; Plymouth, Michigan; and Sioux Falls, South Dakota. Mr. McHale joined the Company in December 1989 and has been a director since June 2007. Mr. McHale has over twenty-eight years of progressive experience in various manufacturing, sales and marketing roles while at Graco. He has extensive manufacturing experience and in-depth knowledge of financial and managerial accounting practices at Graco.

Lee R. Mitau

Mr. Mitau, 70, was Executive Vice President and General Counsel of U.S. Bancorp, the fifth-largest commercial bank in the United States by assets, from 1995 until his retirement in March 2013. Mr. Mitau has been a director of Graco since May 1990. He served as Chairman of the Board of the Company from May 2002 until April 2006 and has been serving as Chairman of the Board of the Company since June 2007. He also serves as Chairman of the Board of H.B. Fuller Company, a position he has held since 2006. Among other qualifications, Mr. Mitau brings to our Board extensive public company legal and governance expertise developed in his roles as an executive, a director and as the former chair of the corporate and securities practice of a global law firm. In addition, he is an expert in corporate finance and mergers and acquisitions. Mr. Mitau’s long service on our Board and his in-depth knowledge of our business, combined with his leadership and corporate governance skills, make him particularly well-qualified to be our Chairman and Chair of our Governance Committee.

Martha A. Morfitt

Ms. Morfitt, 61, is President and Chief Executive Officer of River Rock Partners, Inc., a business and cultural transformation consulting firm. She assumed this position in 2008. Ms. Morfitt formerly served as Chief Executive Officer of Airborne, Inc., a manufacturer of dietary supplements, from 2009 through March 2012. Ms. Morfitt left her position at Airborne effective March 30, 2012 as a result of the acquisition of Airborne by Schiff Nutrition Group on March 30, 2012. She also served as President and Chief Executive Officer of CNS, Inc., a manufacturer and marketer of consumer products, from 2001 through March 2007. Ms. Morfitt left her position at CNS effective March 2007 as a result of the acquisition of CNS by GlaxoSmithKline plc in December 2006. Ms. Morfitt has been a director of Graco since October 1995 and is also a director of lululemon athletica inc and Mercer International, Inc. From 2008 until June 2015, Ms. Morfitt served as a director of Life Time Fitness, Inc.; from 1998 until 2007, she served as a director of CNS; from 2005 until 2006, she served as a director of Intrawest Corporation; and from 2007 until 2010, she served as a director of Solta Medical, Inc. f/k/a Thermage, Inc. Among other qualifications, Ms. Morfitt brings a wealth of global marketing and leadership skills to our Board. Her experience as CEO at River Rock Partners, Airborne and CNS, as well as her experience as a Vice President at Pillsbury Company, allow her to provide our Company with significant strategic and product marketing guidance. Ms. Morfitt’s long service on our Board and her considerable knowledge of our business make her well-suited to provide advice with respect to our strategic plans and marketing programs.

Directors whose terms continue until 2021:

William J. Carroll

Mr. Carroll, 74, was Chief Executive Officer of Limo-Reid, Inc. d/b/a NRG Dynamix, a power train designer and manufacturer, from March 2009 until June 2011. Mr. Carroll has been a principal of Highland Jebco LLC, which provides advisory and consulting services to the automotive parts industry, since 2006. He was the Director of Economic and Community Development for the City of Toledo, Ohio from September 2004 until January 2006. From September 2003 to March 2004, Mr. Carroll was President and Chief Operating Officer of Dana Corporation, a manufacturer and supplier of components and systems for vehicular and industrial manufacturers worldwide. From 1997 to March 2004, Mr. Carroll was President—Automotive Systems Group of Dana Corporation. Mr. Carroll has been a director of Graco since June 1999. Mr. Carroll brings to our Board a seasoned perspective and comprehensive breadth of expertise on the automotive industry, a key market served by Graco, as well as considerable skill in financial, accounting and manufacturing oversight. Our Board recognizes this skill through its designation of Mr. Carroll as one of our audit committee financial experts and by his appointment as Chair of the Audit Committee.

Graco Inc. 2019 Proxy Statement

Jack W. Eugster

Mr. Eugster, 73, was President and Chief Executive Officer of Musicland Stores Corporation, a retail music and home video company, from 1980 until his retirement in January 2001. He also served as Chairman of Musicland Stores from 1986 until his retirement. Mr. Eugster has been a director of Graco since February 2004. From 2004 until April 2016, he served as a director of Black Hills Corporation; from 2009 until June 2015, Mr. Eugster served as a director of Life Time Fitness, Inc.; from 1993 until November 2012, Mr. Eugster served as a director of Donaldson Company, Inc.; and from 2000 until 2007, he was a director of Golf Galaxy, Inc. From 1991 until 2005, Mr. Eugster served as a director of ShopKo Stores, Inc., and was Chairman of the Board from 2001 until 2005. Mr. Eugster also serves, or has served, as a director of several private companies, including Zone Mechanical Inc., where he has been a director since 2015, and Baker & Taylor, Inc., where he served as a director from 2008 until 2015. Among other qualifications, Mr. Eugster brings to our Board more than forty years of public company experience, including extensive experience as an executive and as a director. He has extensive knowledge of and expertise in finance and marketing, and is able to devote considerable attention to Company matters.

R. William Van Sant

Mr. Van Sant, 80, has been a Special Advisor at Yukon Partners II, LLC, a provider of mezzanine financing for middle-market private equity transactions, since July 2014, and an Operating Partner at TJM Capital Partners, an operationally-focused private equity firm, since 2015. He also serves as Executive Chairman of the Board of Directors of Builtrite Holdings, LLC, a portfolio company of TJM Capital. In addition to actively advising private equity funds and their portfolio companies, Mr. Van Sant may from time to time take ownership interests in the funds and portfolio companies he advises. From December 2013 until June 2017, he was a Senior Operating Partner at Tenex Capital Management, L.P., a private equity firm, and from September 2012 until December 2013, he served a Senior Advisor. During this time, he also served as the Chairman or as a director of several portfolio companies of Tenex. From January 2008 until February 2013, he was an Operating Partner of Stone Arch Capital, LLC, a private equity firm. From August 2006 through December 2007, he was President and Chief Executive Officer of Paladin Brands Holding, Inc., which manufactures attachments for construction equipment. From 2003 until August 2006, Mr. Van Sant was Chairman, and from 2003 until November 2005, he was Chairman and Chief Executive Officer, of Paladin Brands, LLC. He was an operating partner with Norwest Equity Partners, a private equity firm, from 2001 through 2006. Mr. Van Sant has been a director of Graco since February 2004 and is also a director of H.B. Fuller Company. Among other qualifications, Mr. Van Sant is an expert in management, finance and manufacturing operations, experience he has acquired over many years as an executive and/or director of various manufacturing companies, including those listed above as well as Nortrax, Inc., Lukens Inc., Blount, Inc., and Cessna Aircraft Company. He also held roles of increasing responsibility over a nearly thirty year career at John Deere Company. Mr. Van Sant’s strong leadership experience and seasoned business valuation skills make him a key contributor to our Board on strategy and growth topics, particularly with respect to mergers and acquisitions. He has been designated by our Board as an audit committee financial expert.

Emily C. White

Ms. White, 40, is President of Anthos Capital LP, a venture capital and private equity firm specializing in growth capital investments. She was Chief Operating Officer at Snap Inc., a photo messaging company, from January 2014 through March 2015. Prior to joining Snap, Ms. White held several leadership roles at Facebook, Inc., a social networking company, from 2010 to 2013, including Head of Business Operations for Instagram, Senior Director of Mobile Business Development and Partnerships, and Senior Director of Local. Ms. White also held leadership roles at Google from 2001 to 2010. She has been a director of Graco since February 2018 and is also a director of lululemon athletica inc. and Zayo Group Holdings, Inc. Ms. White is an advisor to Hyperloop One and VSCO, and serves on the Executive Advisory Council for the National Center for Women & Information Technology. Ms. White brings e-commerce and social media expertise to our Board as well as a wealth of business experience and judgment gained in her senior management positions at some of the world’s most successful technology companies.

Qualification Standards

Our Company will only consider as candidates for director individuals who possess a high level of ethics, integrity and values, and who are committed to representing the long-term interests of our shareholders. Such candidates must be able to make a significant contribution to the governance of our Company by virtue of their business and financial expertise, educational and professional background, and current or recent experience as a chief executive officer or other senior leader of a public company or other major organization. The business discipline that may be sought at any given time will vary depending on the needs and strategic direction of our Company, and the disciplines represented by incumbent directors. In evaluating candidates for nomination as a director of Graco, the Governance Committee will also consider other criteria, including geographical

Graco Inc. 2019 Proxy Statement

representation, independence, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group. One or more of our directors is required to possess the education or experience required to qualify as an audit committee financial expert as defined in the applicable rules of the Securities and Exchange Commission.

Once elected, all directors are subject to the standards set forth in our Corporate Governance Guidelines, which include, among others, the requirement to tender the director’s resignation if his or her employment status significantly changes, and the requirement to resign from the Board effective as of the date of the Annual Meeting of Shareholders next following the director’s 75th birthday unless the director has current, substantial engagement in business activities that require skills relevant to Graco’s business and useful to the Board. In August 2018, Mr. Van Sant reached age 80. At its September 2018 meeting, the Board considered whether Mr. Van Sant had current, substantial engagement in business activities that require skills relevant to our Company’s business and useful to the Board. The Board once again unanimously determined that it would waive the mandated retirement of Mr. Van Sant, which waiver shall be reviewed annually, because Mr. Van Sant’s current and substantial engagement with private equity firms and their portfolio companies requires skills relevant to Graco’s business and useful to the Board.

The Governance Committee is responsible for the identification and recruitment of suitable prospective director candidates and has the sole authority to hire an outside search firm to identify director candidates. The Governance Committee may retain an outside search firm as a resource for future candidate sourcing and succession planning as the Governance Committee deems appropriate.

Qualifications of Current Directors

All of our directors meet the qualification standards and expectations described above. In addition to possessing a high level of ethics, integrity and values, excellent judgment and a commitment to representing the long-term interests of our shareholders, each of our directors brings a particular set of skills and experience that enable him or her to make a significant contribution to the governance of our Company.

Board Diversity

In considering whether to recommend an individual for election to our Board, the Governance Committee considers diversity of experience, geographical representation, gender and race, in addition to the other qualifications described in the “Qualification Standards” section above. The Committee views diversity expansively and considers, among other things, functional areas of business and financial expertise, educational and professional background, and those competencies that it deems appropriate to develop a cohesive Board such as ethics, integrity, values, practical wisdom, mature judgment and the ability of the candidate to represent the interests of all shareholders and not those of a special interest group.

Our Board of Directors and each of its committees engage in an annual self-evaluation process. As part of that process, directors, including our President and Chief Executive Officer, provide feedback on, among other things, whether the Board has the right set of skills, diversity, experience and expertise. This evaluation encompasses a consideration of diversity as described above.

Nominee Selection Process

The selection process for director candidates reflects guidelines established from time to time by the Governance Committee. A shareholder seeking to recommend a prospective candidate for the Governance Committee’s consideration should submit such recommendation in writing, addressed to the Governance Committee in care of the Secretary of the Company at our Company’s corporate headquarters.

To nominate a director, our bylaws provide that timely notice must be received by the Secretary not less than 90 days prior to the anniversary of the date of our Annual Meeting of Shareholders. The nominations must set forth: (i) the name, age, business and residential addresses and principal occupation or employment of each nominee proposed in such notice; (ii) the name and address of the shareholder giving the notice and any beneficial owner on whose behalf the nomination is made, as they appear in our Company’s stock register; (iii) the number of shares of capital stock of our Company which are beneficially owned by, or any other direct or indirect interest in the capital stock of our Company held by, each such nominee and such shareholder; and (iv) such other information concerning each such nominee as would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. Such notice must also include a signed consent of each such nominee to serve as a director of our Company, if elected. Shareholder nominees will be evaluated in the same manner as nominees from other sources.

Graco Inc. 2019 Proxy Statement

DIRECTOR INDEPENDENCE

Our Board of Directors has determined that Mr. Carroll, Mr. Etchart, Mr. Eugster, Ms. Feragen, Mr. Gilligan, Mr. Mitau, Ms. Morfitt, Mr. Van Sant and Ms. White are independent directors. The independent directors constitute a majority of the Board, and the only director who is not independent is Mr. McHale, the Company’s President and Chief Executive Officer. In making its determination regarding the independence of the directors, our Board noted that each independent director meets the standards for independence set out in the New York Stock Exchange corporate governance rules, and that there is no material business relationship between our Company and any independent director, including any business entity with which any independent director is affiliated.

In making its determination, our Board reviewed information provided by each of the independent directors and information gathered by our management, and determined that none of the independent directors have any relationship with our Company other than as a director and shareholder.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide for the position of Chairman of the Board of Directors, who may or may not be the same person who serves as our President and Chief Executive Officer. Mr. Mitau has served as our independent Chairman of the Board from May 2002 until April 2006 and again since June 2007. Our Board currently believes that separating the roles of Chairman of the Board and CEO is appropriate for our Company because, in the wake of difficult or volatile economic times such as those experienced during the economic recession of the late 2000’s, it is desirable to have our CEO focused on the management and operation of our business without the additional responsibilities of Chairman. Moreover, Mr. Mitau has significant public company and governance experience. Our Corporate Governance Guidelines set forth several responsibilities of the Chairman of the Board, including setting agendas for board meetings and presiding at executive sessions of non-employee directors.

BOARD OVERSIGHT OF RISK

Our Board of Directors takes an active role in oversight of our Company’s risk by assessing risks inherent in our Company’s decisions and key strategies. The Audit Committee specifically discusses policies with respect to risk assessment and risk management as part of its responsibility to oversee our Company’s compliance with legal and regulatory requirements. The Audit Committee actively oversees the Company’s cybersecurity risks and strategy, with management providing regular reports to the Audit Committee and the Board on cybersecurity risks facing the Company and the systems management has put in place to identify, mitigate and manage those risks.

Our Company engages in an Enterprise Risk Management (“ERM”) process. The ERM process consists of periodic risk assessments performed by each division, region and functional group during the year, including an annual risk assessment on the Company’s executive compensation program (as discussed in more detail on page 18) and an annual assessment of the Company’s cybersecurity risks. Executive management periodically reviews the divisional, regional and functional risk assessments. These assessments are presented to the Audit Committee each September to ensure completeness, appropriate oversight and review. We believe that the active oversight role played by our Audit Committee, which consists solely of independent directors, provides the appropriate level of independent oversight of risk within our Company.

MEETINGS OF THE BOARD OF DIRECTORS

During 2018, our Board of Directors met five times. Attendance of our directors at all Board and committee meetings averaged 99%. During 2018, every director attended at least 75% of the aggregate number of meetings of the Board and all committees of the Board on which he or she served. Our Corporate Governance Guidelines require that each director make all reasonable efforts to attend the Company’s Annual Meeting of Shareholders. In 2018, all of the directors attended the Annual Meeting of Shareholders. Each regularly scheduled meeting of the Board includes an executive session of only non-employee directors. Mr. Mitau, Chairman of the Board, presides at the executive sessions.

Graco Inc. 2019 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has an Audit Committee, a Governance Committee, and a Management Organization and Compensation Committee. Membership as of February 25, 2019, the record date, was as follows:

Audit	Governance	Management Organization and Compensation
William J. Carroll, Chair	Lee R. Mitau, Chair	J. Kevin Gilligan, Chair
Eric P. Etchart	William J. Carroll	Eric P. Etchart
Jack W. Eugster	Jack W. Eugster	Jody H. Feragen
Jody H. Feragen	J. Kevin Gilligan	Lee R. Mitau
R. William Van Sant	Martha A. Morfitt	Martha A. Morfitt
Emily C. White	R. William Van Sant	Emily C. White

Audit Committee (8 meetings in fiscal year 2018)

The Audit Committee is composed entirely of directors who meet the independence requirements of the Securities Exchange Act of 1934. All of the Audit Committee members are, in the judgment of the Board, financially literate. Our Board has determined that Mr. Carroll, Ms. Feragen and Mr. Van Sant are audit committee financial experts.

The Audit Committee assists the Board in its oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualification and independence of the independent auditor, and the performance of the internal audit function and the independent auditors.

The responsibilities of the Audit Committee are set forth in a written charter. The Audit Committee has reviewed and reassessed the adequacy of its charter and concluded that the charter satisfactorily states the responsibilities of the Audit Committee. The Audit Committee Charter was most recently approved by the Board on February 16, 2018.

Governance Committee (3 meetings in fiscal year 2018)

The Governance Committee has the following functions:

•	Sets criteria for the selection of prospective Board members, identifies and recruits suitable candidates, and presents director nominees to the Board;

•	Periodically evaluates our Company’s shareholder value protections, board structure, and business continuity provisions, and recommends any changes to the Board; and

•

Recommends to the Board requirements for Board membership, including minimum qualifications and retirement policies; the appropriate number of directors; the compensation, benefits and retirement programs for directors; the committee structure, charters, chairs and membership; the number and schedule of Board meetings; a set of Corporate Governance Guidelines; and the appropriate person(s) to hold the positions of Chair of the Board and Chief Executive Officer.

The responsibilities of the Governance Committee are fully set forth in its written charter, which was most recently approved by the Board on February  16, 2018.

Management Organization and Compensation Committee (4 meetings in fiscal year 2018)

The Management Organization and Compensation Committee is composed entirely of directors who meet the independence requirements of the New York Stock Exchange. The Management Organization and Compensation Committee has the following functions:

•	Develops our Company’s philosophy and structure for executive compensation;

•	Determines the compensation of the Chief Executive Officer and approves the compensation of the executive officers;

•	Reviews and discusses with management, and recommends to the Board the inclusion of, the Compensation Discussion and Analysis in our Company’s annual proxy statement;

Graco Inc. 2019 Proxy Statement

•	Reviews the performance of the Chief Executive Officer based on individual goals and objectives, and communicates to the CEO its assessment of the CEO’s performance on an annual basis;

•	Administers our Company’s stock option and other stock-based compensation plans; and

•	Reviews and makes recommendations on executive management organization and succession plans.

The responsibilities of the Management Organization and Compensation Committee are fully set forth in its written charter, which was most recently approved by the Board on February 16, 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Board who served on the Management Organization and Compensation Committee during 2018 has ever been an officer or employee of our Company or any of its subsidiaries.

DIRECTOR COMPENSATION

2018 Non-Employee Director Compensation	Amount
Annual Equity Grant	$125,000(1)
Annual Board Retainer	$65,000
Additional Retainers:
Annual Chair Retainer	$30,000
Annual Committee Retainer:
Audit Committee	$10,000
Management Organization and Compensation Committee	$5,000
Governance Committee	$5,000
Annual Committee Chair Retainer:
Audit Committee	$20,000
Management Organization and Compensation Committee	$12,500
Governance Committee	$10,000

(1)	Approximate economic value of annual equity grant based on Black-Scholes value per share on the date of grant.

A non-employee director may elect to receive shares of our common stock instead of cash for all or part of the director’s annual retainers. A director may choose to receive the shares currently or defer receipt until the director leaves the Board, at which time the director may receive the shares in a lump sum or installments. Payments, whether in a lump sum or by installments, will be made in shares of common stock, plus cash in lieu of any fractional share. When our Board declares a dividend, the director’s deferred stock account is credited with additional shares of stock in an account held by a trustee in the name of the non-employee director equivalent to the number of shares that could be purchased with the dividends at the current fair market value of the shares.

Non-employee directors receive an annual option grant. In 2018, non-employee directors received an annual option grant of 9,130 shares on the date of the Company’s Annual Meeting of Shareholders. The number of shares granted was based on a Black-Scholes value of $13.68 per share on April 26, 2018, and an economic value of approximately $125,000. Upon first joining the Board, non-employee directors are also eligible to receive an initial option grant with an economic value equal to that of the most recent option grant for non-employee directors. Ms. White received an initial option grant of 9,912 shares on February 15, 2018. The number of shares granted to Ms. White was based on a Black-Scholes value of $12.61 on February 14, 2018, and an economic value of approximately $125,000. Options granted to non-employee directors are issued under the Graco Inc. 2015 Stock Incentive Plan and will, if approved by our shareholders, be granted under the Graco Inc. 2019 Stock Incentive Plan going forward. The options are non-statutory, have a 10-year duration and become exercisable in equal installments over four years, beginning with the first anniversary of the date of the grant. The option exercise price is the fair market value of the stock on the date of grant, as defined in the Plan. The Plan defines “fair market value” as the last sale price of the stock as reported by the New York Stock Exchange on the date immediately prior to the date of grant.

Our Board’s philosophy is to target retainer compensation at a level approximately comparable to the median of the market, and to target equity compensation in the form of stock options at a level approximately comparable to the 75th percentile of the

Graco Inc. 2019 Proxy Statement

market, in order to attract and retain capable Board members, to encourage above-market Company performance, and to strengthen the link between our director compensation program and the interests of our shareholders in Graco stock performance.

Our Governance Committee requested that the Graco Compensation Department conduct a peer group comparison of director compensation and present such data at its February 2018 meeting. The peer companies selected for the comparison matched the peer group identified for executive compensation on page 21 of the Compensation Discussion and Analysis section of the Proxy Statement for the 2018 Annual Meeting of Shareholders. In reviewing the peer group comparison, the Governance Committee concluded that its current retainer compensation was approximately at the median of the peer group, and that its equity compensation was approximately at the 75th percentile of the peer group, so no changes were proposed for 2018.

Our Governance Committee requested that the Graco Compensation Department conduct a peer group comparison of director compensation and present such data at its February 2019 meeting. The peer companies selected for the comparison matched the peer group identified for executive compensation on page 21 of the Compensation Discussion and Analysis section of this Proxy Statement. In reviewing the peer group comparison, the Governance Committee concluded that total director cash compensation fell below the median of the peer group. As a result, the Board of Directors, upon recommendation of the Governance Committee, determined that, effective May 1, 2019, the annual retainer for non-employee directors will increase from $65,000 to $71,000. No other adjustments were made to the non-employee directors’ compensation.

Share ownership guidelines for our directors require each of our non-employee directors to own a minimum of approximately five times the total value of their annual retainers in Company stock. Shares of common stock directly and beneficially owned, as well as phantom stock shares, are used to calculate each director’s ownership level; stock options are not used. Directors have five years from their initial date of appointment to reach the minimum ownership level. All of our directors who have served for at least five years exceed this ownership requirement.

In February 2001, our Board terminated the retirement benefit for non-employee directors, which provided that, upon cessation of service, a non-employee director who has served for five full years or more will receive payments for five years at a rate equal to the director’s annual retainer in effect on the director’s last day of service on the Board. The annual retainer calculation is set at the rate then in effect for the non-Chairman annual retainer and does not include Committee Chair retainer fees. Such retirement payments will be prorated and made quarterly. Payments will be made in accordance with this retirement benefit to Mr. Mitau and Ms. Morfitt upon their respective retirements.

Director Compensation Table for Fiscal Year Ended December 28, 2018.

The following table summarizes the total compensation paid to or earned by our non-employee directors for their service during the fiscal year ended December 28, 2018:

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4, 5) ($)	Total ($)
William J. Carroll	75,000	25,000	124,900	—	224,900
Eric P. Etchart	—	80,000	124,900	—	204,900
Jack W. Eugster	16,250	63,750	124,900	—	204,900
Jody H. Feragen	—	80,000	124,900	—	204,900
J. Kevin Gilligan	—	87,500	124,900	—	212,900
Lee R. Mitau	—	115,000	124,900	(4,000)	235,900
Martha A. Morfitt	—	75,000	124,900	(4,000)	195,900
R. William Van Sant	—	80,000	124,900	—	204,900
Emily C. White	190	79,810	249,900	—	329,900

(1)

Mr. Carroll elected to receive 75% of his retainers in cash and 25% in deferred stock. Mr. Eugster elected to receive approximately 20% of his retainers in cash and 80% in deferred stock. Ms. White elected to receive all her retainers in shares of stock plus cash in lieu of any fractional share. All other non-employee directors elected to receive all retainers in deferred stock.

Graco Inc. 2019 Proxy Statement

(2)

During all or a portion of their service on the Board, Messrs. Carroll, Etchart, Eugster, Gilligan, Mitau and Van Sant and Mses. Feragen and Morfitt elected to defer some or all of their compensation. The amounts in the Stock Awards column reflect the sum of the grant date fair values of the stock, whether deferred or direct stock, for each of the four calendar quarters. Grant date fair value is based on the closing price of the stock on the last trading day of the calendar quarter. The Deferred Stock Account balances as of 2018 fiscal year-end are as follows:

Name	Account Balance (Shares)
Mr. Carroll	51,838
Mr. Etchart	6,396
Mr. Eugster	52,266
Ms, Feragen	1,319
Mr. Gilligan	78,712
Mr. Mitau	170,354
Ms. Morfitt	98,879
Mr. Van Sant	64,280

(3)

Each non-employee director received an annual option grant of 9,130 shares on April 27, 2018, the date of the Annual Meeting of Shareholders. The amounts reported in the Option Awards column represent the aggregate grant date fair value of stock options granted in 2018, computed in accordance with financial accounting principles, which is based on a per share value of $13.68 for options granted on April 27, 2018. Ms. White received an initial option grant of 9,912 shares on the effective date of her appointment to the Board. The per share value to the stock options granted to Ms. White on February 15, 2018 was $12.61. Information concerning the assumptions used in accounting for equity awards may be found in Item 8, Financial Statements and Supplementary Data, Note H to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K. The aggregate number of outstanding option grants at fiscal year-end 2018 are as follows:

Name	Unvested Shares	Exercisable Shares
Mr. Carroll	31,863	73,195
Mr. Etchart	31,863	73,195
Mr. Eugster	31,863	94,495
Ms. Feragen	16,739	32,306
Mr. Gilligan	31,863	94,495
Mr. Mitau	31,863	120,295
Ms. Morfitt	31,863	126,745
Mr. Van Sant	31,863	42,895
Ms. White	19,042	0

(4)

Prior to February 2001, non-employee directors who served five or more full years on the Board were eligible for a retirement benefit when they left the Board. In February 2001, the Board terminated this retirement benefit for those non-employee directors who had not met the five-year service level. Mr. Mitau and Ms. Morfitt, who satisfied the service requirement in 2001, will receive this retirement benefit when they leave the Board. The underlying plan provides that, upon retirement, an eligible non-employee director shall receive quarterly payments for five years equal to one-fourth of the annual base retainer of the non-Chairman directors in effect immediately prior to the director’s retirement. The plan further provides that if an eligible non-employee director dies before retirement, payment shall be made to the director’s beneficiary (or estate if no beneficiary is designated) in one lump sum in an amount equal to the total amount of the payments that would have been made had he or she retired on the date of his or her death and survived to the date of the final payment.

(5)	The assumptions that were made in calculating the aggregate change in the actuarial present value of the accumulated benefit are as follows:
•	Discount rate: 4.50% at December 31, 2018.
•	Retirement age: The plan does not have a specified normal retirement age. Therefore, the values reflect the increase/decrease in present value of the accrued benefit as of December 31, 2018.
•	Form of payment: Five-year certain (payable quarterly).

Graco Inc. 2019 Proxy Statement

COMMUNICATIONS WITH THE BOARD

Our Board of Directors welcomes the submission of any comments or concerns from shareholders or other interested parties. These communications will be delivered directly to the Executive Vice President, General Counsel and Corporate Secretary. If a communication does not relate in any way to Board matters, she will deal with the communication as appropriate. If the communication does relate to any matter of relevance to our Board, she will relay the message to the Chairman of the Governance Committee, who will determine whether to relay the communication to the entire Board or to the non-employee directors. The Executive Vice President, General Counsel and Corporate Secretary will keep a log of all communications addressed to the Board that she receives. If you wish to submit any comments or express any concerns to our Board, you may use one of the following methods:

•	Write to the Board at the following address:

Board of Directors

Graco Inc.

c/o Karen Park Gallivan, Executive Vice President, General Counsel and Corporate Secretary

P.O. Box 1441

Minneapolis, Minnesota 55440-1441

•	Email the Board at boardofdirectors@graco.com

CORPORATE GOVERNANCE DOCUMENTS

The charters of the Audit, Governance, and Management Organization and Compensation Committees, as well as our Company’s Corporate Governance Guidelines and Code of Ethics and Business Conduct, are available on our website at www.graco.com and may be found by selecting the “Investors” tab and then clicking on “Corporate Governance.”

AUDIT COMMITTEE REPORT

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements of our Company for the fiscal year ended December 28, 2018 (the “Financial Statements”) with both the Company’s management and its independent registered public accounting firm, Deloitte & Touche LLP. The Audit Committee has discussed with Deloitte & Touche LLP the matters required by the applicable Public Company Accounting Oversight Board standards. Our management has represented to the Audit Committee that the Financial Statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from Deloitte & Touche LLP the written disclosure and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte & Touche LLP its independence. The Audit Committee has also received written material addressing Deloitte & Touche LLP’s internal quality control procedures and other matters, as required by the New York Stock Exchange listing standards. The Audit Committee has considered the effect of non-audit fees on the independence of Deloitte & Touche LLP and has concluded that such non-audit services are compatible with the independence of Deloitte & Touche LLP.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that the Financial Statements for the fiscal year ended December 28, 2018, be included in the Company’s 2018 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

The Members of the Audit Committee
Mr. William J. Carroll, Chair
Mr. Eric P. Etchart
Mr. Jack W. Eugster
Ms. Jody H. Feragen
Mr. R. William Van Sant
Ms. Emily C. White

Graco Inc. 2019 Proxy Statement

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the aggregate audit fees incurred by Graco Inc. and its subsidiaries from our Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Firms”), and the fees paid to the Deloitte Firms for services in the other fee categories during the fiscal years ended December 28, 2018 and December 29, 2017. The Audit Committee has considered the scope and fee arrangements for all services provided by the Deloitte Firms to our Company, taking into account whether the provision of non-audit services is compatible with maintaining the Deloitte Firms’ independence. The Audit Committee pre-approved 100% of the services described below.

	Fiscal Year Ended 12/28/2018	Fiscal Year Ended 12/29/17
Audit Fees(1)	$1,047,000	$1,014,000
Audit-Related Fees	—	—
Tax Fees(2)	$180,000	$549,000
Total	$1,227,000	$1,563,000

(1)

Audit Fees include fees for the audits of our annual financial statements and the effectiveness of internal controls over financial reporting, reviews of our quarterly financial statements, statutory audits, reviews of our SEC filings, and consents.

(2)	Tax Fees in 2018 include tax compliance services of $75,000 and tax advice of $105,000. Tax Fees in 2017 include tax compliance services of $117,000 and tax advice of $432,000.

Pre-Approval Policies

The Audit Committee’s policy on approval of services performed by the independent registered public accounting firm is to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm during the fiscal year. The Audit Committee reviews each non-audit service to be provided and assesses the impact of the service on the firm’s independence.

Graco Inc. 2019 Proxy Statement

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In 2018, the Company achieved record levels of sales and operating earnings, returned capital to its shareholders through dividends and share repurchases, and continued to invest in its four core strategies for growth and long-term value creation: new product development; new markets; global expansion; and acquisitions. During the year, net sales were $1.653 billion (up 12% from 2017), diluted net earnings per share (“EPS”) were $1.97 (up 36% from 2017), and dividends paid per share were $0.53 (up 10% from 2017—our 19th consecutive annual increase). Share repurchases totaled $245 million in 2018. Total shareholder return during the period was -6%. The Company’s short-term cash incentive plan continued to use net sales and EPS as the sole metrics to reward top and bottom-line performance. The EPS metrics used for 2018 were adjusted to exclude certain unusual items as defined by the Management Organization and Compensation Committee (for purposes of this Executive Compensation section, the “MOCC”), as described in more detail on pages 23 and 24, which we refer to as “Adjusted EPS.” For 2018, Adjusted EPS were $1.88. The following charts detail the Company’s net sales and Adjusted EPS results against targets and prior year performance.

The Company’s named executive officers (“Named Executive Officers” or “NEOs”) for 2018 were:

Name	Title
Patrick J. McHale	President and Chief Executive Officer
Mark W. Sheahan	Chief Financial Officer and Treasurer(1)
Christian E. Rothe	President, Worldwide Applied Fluid Technologies Division(2)
Dale D. Johnson	President, Worldwide Contractor Equipment Division
David M. Lowe	President, Worldwide Industrial Products Division
Karen P. Gallivan	Executive Vice President, General Counsel and Corporate Secretary

(1)	Mr. Sheahan served as Vice President and General Manager, Applied Fluids Technology Division through June 17, 2018, and became Chief Financial Officer and Treasurer effective June 18, 2018.

(2)	Mr. Rothe served as Chief Financial Officer and Treasurer through June 17, 2018, and became President, Worldwide Applied Fluid Technologies Division effective June 18, 2018.

Consideration of “Say-on-Pay” Voting Results

The MOCC targets a competitive and equitable executive compensation program that rewards executives based upon Company and individual performance, and for certain executives, region or division performance as well. In making executive compensation decisions, the MOCC considers the results of the most recent advisory, non-binding vote on the compensation paid to our NEOs. At the Annual Meeting of Shareholders in April of 2017, our shareholders approved the compensation paid to our NEOs by nearly 93%. The MOCC believes this favorable outcome reflects our shareholders’ strong support of the Company’s executive compensation philosophy, program and practices. As a result, the MOCC determined it was not necessary to make any material changes to the Company’s executive compensation program for 2018. Our executive compensation again received nearly 93% support at the Annual Meeting of Shareholders in April of 2018.

Graco Inc. 2019 Proxy Statement

Compensation Philosophy

Pay-for-Performance	Shareholder Alignment	Accountability for Short- and Long- Term Performance
All components of variable compensation are tied to the performance of the Company, division or region.	Long-term incentives are designed to align the financial interests of the executive officers with the interests of the Company’s shareholders in creating long-term shareholder value.	Annual performance bonuses and long-term incentives are intended to reward a reasonable and competitive balance of short- and long-term financial and strategic business results, with an emphasis on managing the business over the long-term.

Competitiveness	Attraction and Retention
All components of compensation are designed to be competitive with companies in similar industries with comparable sales volume and financial performance in order to attract, retain and motivate high performing executives in an environment where companies are increasingly competing for high-caliber talent.	Graco’s executive compensation program is designed to achieve the Company’s goal of attracting, developing and retaining global business leaders who can establish and drive financial and strategic growth objectives that are intended to build long-term shareholder value.
Reducing the Possibility for Excessive Risk-Taking

The Company’s executive compensation program is designed to motivate and reward the executive officers for their performance during the fiscal year and over the long-term, and for taking appropriate risks toward achieving the long-term financial and strategic growth objectives of the Company. Certain characteristics of the Company’s executive compensation program are designed to motivate our executive officers, individually and as a group, to not take excessive risks that could maximize short-term results at the expense of long-term value. These characteristics include:

•      Balanced Mix of Pay Components: The target compensation mix represents a balance of base salary, short-term and long-term incentive-based compensation.

•      Vesting Schedules: Long-term incentives typically vest over four years and have overlapping vesting schedules, thereby reducing an executive officer’s motivation to maximize performance in any one period.

•      Capped Incentive Awards: Annual short-term incentive payouts are capped.

•      Recoupment Policy: If there is a material restatement of a financial statement due to an executive officer’s intentional misconduct or fraud, our executive officers must, upon request of the MOCC, pay back the portion of any short-term incentive payment that would not have been earned if the payment had originally been made based on the restated financials, net of taxes. In addition, any executive officer who engaged in the intentional misconduct or fraud that caused or contributed to the need for the restatement must, upon request of the MOCC, pay back the entire amount of any short-term incentive payment, net of taxes. If an executive officer is terminated for gross and willful misconduct, including but not limited to misconduct that caused or contributed to the need for a material restatement of a financial statement, the executive officer’s unexercised options will terminate as of the time of the misconduct. Similarly, if the Company determines that an executive officer who is no longer with the Company engaged in gross and willful misconduct while employed by the Company, the executive officer’s unexercised options will terminate as of the time of the misconduct. Further, if an executive officer’s options are exercised and the Company later determines that the executive officer engaged in gross and willful misconduct during employment before the options were exercised, the executive officer’s options will be terminated as of the time of the misconduct and the Company may rescind the exercise of the options.

•      Stock Ownership Guidelines: We require our executive officers to retain, until retirement or other termination of employment, an amount equal to 50% of net shares from awards granted under the Company’s equity programs on or after April 23, 2010 up to five times the current base salary for the CEO, three times the current base salary for individuals reporting directly to the CEO and two times the current base salary for individuals reporting to someone other than the CEO.

Compensation Risk Assessment

The Company’s Internal Audit Department conducts an annual risk assessment on the Company’s executive compensation program and presents its findings to the MOCC and the Audit Committee. The risk assessment identifies, among other things, certain potential risks in the Company’s short- and long-term incentive plans and the Company’s severance and change of control arrangements, and various factors that serve to mitigate those risks. Such mitigating factors include those set forth above, as well as the annual plan design and benchmarking review by the independent compensation consultant and the MOCC, the MOCC’s review and approval of incentive awards, the Company’s internal controls, and the use of “double-triggers” in severance and change of control arrangements. At its September 2018 meeting, the MOCC reviewed and discussed the risk assessment and determined that the Company’s executive compensation program is not likely to have a material adverse impact on the Company, and recommended that the Audit Committee make the same determination as well. As a result, the MOCC did not make any changes to the Company’s executive compensation program.

Graco Inc. 2019 Proxy Statement

Executive Officer Compensation Processes

The MOCC uses the following resources, processes and procedures to help it effectively perform its responsibilities:

•	Executive sessions without management present to discuss various compensation matters, including the compensation of our CEO;

•	An independent executive compensation consultant who advises the MOCC from time to time on compensation matters;

•	An annual review of all executive compensation and, when applicable, benefit programs for competitiveness, reasonableness and cost-effectiveness;

•	Program design and competitive market data for each compensation component using a reputable third-party salary survey of similarly sized manufacturing companies and industry peer group data;

•	An annual review of NEO compensation and benefits tally sheets;

•	An annual assessment of the executive compensation program to ensure it is consistent with the MOCC’s philosophy of reducing the possibility of excessive risk-taking; and

•	Consideration of the results of the most recent advisory, non-binding vote on the compensation of the NEOs.

Executive Compensation Consultant

The MOCC has the authority under its charter to engage the services of outside consultants, to determine the scope of the consultants’ services and to terminate such consultants’ engagement. The MOCC retained Willis Towers Watson as its independent outside executive compensation consultant to advise the MOCC on matters relating to the determination of base salary, short-term incentive and long-term incentive programs for the Company’s executive officers.

In its capacity as the executive compensation consultant, Willis Towers Watson advises the MOCC on the following matters:

•	Preparing a competitive compensation review of the CEO and other executive officer positions, including a peer group analysis;

•	Providing advice and guidance with respect to trends and regulatory issues related to executive compensation;

•	Reviewing the composition of the industry peer group used to benchmark executive compensation; and

•	Reviewing the Company’s executive compensation risk assessment.

Our Company’s management engaged Willis Towers Watson to perform certain non-executive compensation services in 2018. The total fees for these services were less than $120,000.

The MOCC reviews the independence of the executive compensation consultant on an annual basis. In evaluating Willis Towers Watson’s independence, the MOCC considers all factors relevant to Willis Towers Watson’s independence from management, including the following:

•	The provision of other services to the Company by Willis Towers Watson;

•	The amount of fees received by Willis Towers Watson from the Company as a percentage of Willis Towers Watson’s total revenue;

•	Willis Towers Watson’s compliance with the policies and procedures it has adopted to prevent conflicts of interest;

•	The lack of any business or personal relationships between the individual Willis Towers Watson consultants performing services for the Company and any member of the MOCC;

Graco Inc. 2019 Proxy Statement

•	The lack of any ownership of Company stock by the individual Willis Towers Watson consultants performing services for the Company; and

•

The lack of any business or personal relationships between any executive officers of the Company and Willis Towers Watson or the individual Willis Towers Watson consultants performing services for the Company.

Based on its review, the MOCC concluded there was no conflict of interest that impaired Willis Towers Watson’s independence.

Role of Management in Executive Compensation Decisions

Our management is involved in the following executive compensation processes:

•

The Executive Vice President, Human Resources and Corporate Communications (“Executive Vice President HR”) and the Director of Global Compensation and Benefits develop and oversee the creation of written background and supporting materials for distribution to the MOCC prior to its meetings;

•

The CEO, the Executive Vice President HR, the Executive Vice President, General Counsel and Corporate Secretary and the Director of Global Compensation and Benefits attend the MOCC’s meetings, but leave during the executive officer performance review discussion (except for the CEO who only leaves for the discussion of his performance review) and the non-employee director executive sessions;

•

The CEO and the Executive Vice President HR review executive officer compensation competitive analyses and annually present and make recommendations to the MOCC relating to short- and long-term incentive plan designs and changes, if warranted;

•

The CEO annually recommends to the MOCC base salary adjustments and long-term incentive awards for all executive officers, excluding the CEO (management does not make a recommendation on CEO pay or pay components); and

•

Following the MOCC’s executive sessions, the Chair of the MOCC provides the Executive Vice President HR with a summary of the executive session decisions, actions and underlying rationale for implementation, as appropriate.

Benchmarking

The MOCC annually retains Willis Towers Watson to provide survey market data of companies with similar revenues for all executive officer positions, with a focus on the manufacturing industry. The MOCC meets in the fall of each year to review this market data. The market data is derived from Willis Towers Watson’s database and is statistically adjusted to reflect variation in revenues among the companies. The MOCC is presented with data showing total direct compensation amounts at the 50th and 75th percentiles of the market data. In addition, the MOCC considers data from this survey reflecting the general mix of compensation elements among base salary, short-term incentives and long-term incentives. At the same time, the MOCC reviews information showing the relative positioning of the compensation of the Company’s executive officers in relation to the market data. When reviewing the relative positioning of each executive officer’s total direct compensation level, the MOCC compares each executive officer to generally comparable positions identified within the market data. The purpose of this annual review is to gather a general sense for whether the Company’s compensation levels and mix of compensation elements are generally consistent with this market data, with a general expectation that total direct compensation should be between the 50th and the 75th percentiles of the market data depending on Company and individual performance. At the same time, Willis Towers Watson provides general information to the MOCC about market trends and expected compensation level changes for the upcoming fiscal year (“Market Increase Projection”).

At the MOCC’s last meeting of each fiscal year, the MOCC sets base salaries for executive officers for the upcoming fiscal year. The decisions about the specific base salary levels are based on individual performance and budgetary constraints, and are guided by the 50th percentile of the market data without a specific market position targeted.

At the MOCC’s first meeting of each fiscal year, the MOCC approves short-term incentive targets and long-term incentive awards. The target short-term cash award is determined as a percentage of base salary for the executive officer annual incentive plan, which percentage has been consistent for several years. The MOCC targets the value of the long-term incentive awards for the NEOs at the 75th percentile for comparable positions within the Willis Towers Watson database, although the number of shares granted may be adjusted downward based on the Company’s stock dilution guidelines and internal equity. The reason for

Graco Inc. 2019 Proxy Statement

targeting the 75th percentile is to encourage above-market performance. In addition, the MOCC believes that the opportunity for above-market compensation should be primarily earned in the area of long-term performance. Once the value of the long-term incentive award is determined, the number of shares subject to the equity awards granted to each executive officer is determined by dividing the long-term incentive award value by a projected Black-Scholes value based on assumptions used for financial accounting purposes.

Refer to the discussions of each compensation element below, as well as the “Compensation of Individual Named Executive Officers” section below, for specific information on how this benchmarking process applied to specific compensation decisions for our NEOs for 2018.

Our Company’s Peer Group

The MOCC and Willis Towers Watson reviewed and analyzed the Graco Peer Group in 2016. Based on that review and analysis, the MOCC determined not to make any changes to the Graco Peer Group, believing the Graco Peer Group is appropriately aligned with the Company in terms of industry, size, life cycle stage, labor market, and revenue and market capitalization characteristics. The following table lists the companies that were in the Graco Peer Group when the MOCC set 2018 compensation levels for the executive officers, and includes financial and headcount data for the Company and the Graco Peer Group:

Graco Peer Group
Actuant Corporation	Donaldson Company, Inc.		Simpson Manufacturing Co., Inc.
Albany International Corp.	Franklin Electric Co., Inc.		Snap-on Inc.
AO Smith Corp.	IDEX Corporation		Tennant Company
Apogee Enterprises, Inc.	Kennametal Inc.		The Toro Company
Barnes Group Inc.	Middleby Corp.		TransDigm Group Incorporated
Chart Industries Inc.	Nordson Corporation		Woodward, Inc.
Crane Co.	Polaris Industries, Inc.
Most Recent Fiscal Year
	Revenue ($M)	Market Capitalization ($M)	Market Cap-to- Revenue Ratio	Employees
Graco	1,653.3	6,794.1	4.11	3,752
Graco Peer Group - Median(1)	2,306.6	5,141.8	2.27	7,352

(1)    Represents most recent fiscal year data available from Equilar as of January 29, 2019.

Given that compensation data for the CEO and CFO positions of the Graco Peer Group are readily available in securities filings, the MOCC used the Graco Peer Group as a primary source of data when setting 2018 compensation levels for the Company’s CEO and CFO. Compensation data for all other executive officer positions in the Graco Peer Group are limited to those executive officers identified in securities filings, which positions may or may not correspond to the positions held by, and responsibilities of, our other executive officers. Therefore, the MOCC used the Willis Towers Watson survey data as a primary source of data, and the Graco Peer Group as a secondary source of data to the extent applicable, when setting 2018 compensation levels for the Company’s other executive officers.

Graco Inc. 2019 Proxy Statement

Components of the Executive Compensation Program

Our executive compensation program is designed to reward short-term results and motivate long-term performance through the use of three primary total compensation components: base salary; short-term incentives; and long-term incentives. The following table summarizes each of these components of compensation:

Component	Form of Compensation	Purpose	Key Characteristics	At Risk
Base Salary	Cash	Recognizes individual work experience, performance, skill and level of responsibility	Fixed compensation Guided by the 50th percentile market data, but subject to individual performance in prior year and budget constraints Used to compute other components of compensation	No
Short-Term Incentives (STI)	Cash	Establishes a strong link between pay and results Motivates attainment of annual key business objectives	Variable compensation tied to actual performance Bonus thresholds, targets and maximums are set as a percentage of base salary	Yes, fluctuates based on corporate and division/region performance; may not pay out if pre-established, measureable goals are not met
Long-Term Incentives (LTI)	Stock options

Motivates attainment of long-term goals and overall operational growth

Aligns executives’ interests with shareholders’ interests in creating long-term shareholder value

Retains executive talent through gradual vesting schedule

			Variable compensation provided to reward Company’s long-term performance Annual vesting of 25% over a four-year period from grant date Stock options expire ten years from grant date	Yes, stock options increase in value only if share price rises above grant date fair market value

In addition to reviewing the benchmark data described above, the MOCC reviews compensation and benefits tally sheets for our projected NEOs showing their current and potential total compensation and benefits components. The tally sheets also display estimated compensation and benefits for hypothetical change of control and involuntary and voluntary terminations. Specifically, the tally sheets reviewed by the MOCC in September 2018 provided actual compensation for 2016 and 2017 and target annual compensation for 2018. These tally sheets also provided retirement balances as of December 31, 2017, projected to normal retirement age or the age at which the benefit is not subject to reduction, deferred compensation balances and the projected value of stock awards based on assumptions regarding stock price appreciation.

The MOCC strives to maintain a reasonable and competitive balance between fixed and variable elements of compensation. The MOCC believes the compensation mix and amount paid to each of our executive officers is market-based, reasonable and competitive. The 2018 pay mix at target for our CEO and other NEOs is displayed below. The percentage allocation among each pay element may vary based on an individual’s experience, responsibilities, performance and corporate/division/region results. The “at risk” pay components comprised between 66% and 87% of the total target annual direct compensation for 2018 to align our NEOs’ compensation with the performance of the Company and the creation of shareholder value.

Graco Inc. 2019 Proxy Statement

Base Salary

Base salary is fixed compensation. Annual salary increases are based on individual performance and budgetary constraints, and are guided by the 50th percentile market data.

For 2018, the merit increase decisions for the NEOs were based on the criteria identified above. Additional information on individual salary adjustments for 2018 is provided in the “Compensation of Individual Named Executive Officers” section below.

Short-Term Incentives (STI)

The Graco Inc. Incentive Bonus Plan (the “Incentive Bonus Plan”) is designed to motivate the executive officers of the Company to improve the overall performance of the Company and to reward them when the Company achieves specific measurable results. The Incentive Bonus Plan provides cash rewards to executive officers to encourage them to produce a strong return for the Company’s shareholders and to encourage them to remain employees of the Company. The MOCC has the discretion to designate executive officers and other employees of the Company as participants in the Incentive Bonus Plan. The Incentive Bonus Plan also permits the MOCC to establish performance periods based on a performance period of any length. Potential payouts under the Incentive Bonus Plan are expressed as a percentage of base salary, which percentages have remained constant within each level (CEO and other executive officers) for several years. Specific financial performance thresholds must be attained in order for the executive officers to earn an incentive payment. If specified performance levels are not achieved or exceeded, there is no payout. The annual incentives, to the extent earned, are typically paid in cash in March following the calendar year-end and are based upon the MOCC’s determination of financial performance against pre-established targets.

At its meeting in February 2018, the MOCC approved participation of the CEO and other executive officers in the Incentive Bonus Plan for 2018. The threshold, target and maximum payout levels as a percent of target and as a percent of base salary for 2018 are displayed below. Achievement of performance levels between threshold and target, and target and maximum, result in a payout that is interpolated based on the level of performance, and permit a partial payout as soon as the threshold level of achievement has been exceeded.

The MOCC established two financial measures for the Incentive Bonus Plan: net sales and EPS growth over the prior year. Net sales and EPS growth were selected as the metrics against which to measure the executive officers’ performance for the Incentive Bonus Plan because the MOCC desires to motivate the officers to achieve profitable business growth consistent with our long-term financial objectives. The MOCC utilized projected global gross domestic product (GDP) growth rates as a guide in setting the 2018 target performance levels. At the time the MOCC established the 2018 target performance levels, the MOCC determined that final bonus payout calculations for corporate, worldwide division and region EPS would exclude certain purchase accounting and one-time transaction costs related to acquisitions and divestitures, the initial valuation of acquisitions and potential earn out adjustments, and the effects of changes in accounting for stock compensation. The MOCC also determined that final bonus payout calculations for EPS would take into account changes in the effective tax rate (positive or negative) if the actual effective tax rate is substantially different than the estimated effective tax rate used when setting target EPS performance levels. In calculating final 2018 bonus payouts, the MOCC elected to exclude from the EPS calculation certain purchase accounting and one-time transaction costs related to acquisitions, the initial valuation of acquisitions, acquisition earn out adjustments, and the effects of changes in accounting for stock compensation. The MOCC also took into account: (i) the difference between the actual effective tax rate and the estimated tax rate used when setting target EPS levels resulting from the

Graco Inc. 2019 Proxy Statement

implementation in 2018 of U.S. federal tax reform legislation passed in 2017; and (ii) the tax impact of a pension plan contribution in 2018 resulting from a change in tax rate related to U.S. federal tax reform legislation passed in 2017, thereby reducing Adjusted EPS. The MOCC believes these adjustments provide a better measure of operating performance in 2018.

The 2018 incentive award payouts were based upon the achievement of specified levels of net sales and Adjusted EPS at the corporate and division/region levels. Financial performance levels and actual results for the 2018 Incentive Bonus Plan were as follows:

Financial Metric	Metric Weighting	2018 Target Performance Level (As % of 2017 Actual Results)	2018 Threshold Performance Level (As % of 2018 Target Performance)	2018 Maximum Performance Level (As % of 2018 Target Performance)	2018 Results (As % of 2018 Target Performance)
CEO, CFO and Function Executives (HR, Legal and Finance)

Corporate Net Sales	50%	106%	90%	105%	106%

Corporate Adjusted EPS	50%	121%	90%	105%	106%
Division and Region Executives

Corporate Net Sales	25%	106%	90%	105%	106%

Corporate Adjusted EPS	25%	121%	90%	105%	106%

Worldwide Division or Region Net Sales	25%	106-125%	90%	105%	85-113%

Worldwide Division or Region Adjusted EPS	25%	108-131%	89-90%	105%	72-114%

The 2018 financial results produced above target payouts for the Incentive Bonus Plan. The Incentive Bonus Plan targets as a percentage of base salary, awards at target, performance achievements, actual payouts and payouts as a percentage of base salary for each NEO were as follows:

Named Executive Officer	2018 Base Salary	Target as a % of Base Salary	Award at Target	Performance Achievement	Payout Based on Performance Achievement	Payout as a % of Base Salary
Patrick J. McHale	$816,000	100%	$816,000	150%	$1,224,000	150%
Mark W. Sheahan	$389,184	70%	$272,429	137%	$373,630	96%
Christian E. Rothe	$457,400	70%	$320,180	134%	$429,986	94%
Dale D. Johnson	$411,800	70%	$288,260	128%	$367,724	89%
David M. Lowe	$341,200	70%	$238,840	150%	$358,260	105%
Karen P. Gallivan	$334,400	70%	$234,080	150%	$351,120	105%

The MOCC has the authority to make adjustments to Incentive Bonus Plan awards based on unanticipated or special circumstances. The MOCC also has the authority to award special bonuses outside of the Incentive Bonus Plan to individual executive officers, but no such special bonuses were awarded.

Long-Term Incentives (LTI)

The MOCC typically grants long-term incentive awards in the form of stock options to each executive officer at its regularly scheduled February meeting based on a review of the market data. The MOCC is guided by the 75th percentile of the market data for comparable groupings of positions to determine the economic value of such awards. The stock option awards are designed to

Graco Inc. 2019 Proxy Statement

promote the interests of the Company and its shareholders through the attraction and retention of experienced and capable leaders. The MOCC considers, except in the case of the award to the CEO, the recommendation of the CEO for such awards. The MOCC also considers the dilutive effect on our shareholders in determining the number of stock options granted to each executive officer.

As part of its review of the market data and trends in executive compensation, the MOCC periodically considers whether to utilize other long-term incentive vehicles in addition to or in lieu of stock options. While the MOCC has on rare occasions granted restricted stock to certain executive officers, the MOCC has determined that the use of stock options as the sole long-term incentive vehicle for the executive officer compensation program has successfully motivated the executive officers to attain long-term goals and operational growth for the Company, and has aligned the executive officers’ interests with our shareholders’ interests in creating long-term shareholder value. The MOCC has utilized stock options as the sole long-term incentive vehicle for the executive officer compensation program for 25 years. Over the past 25 years, the Company’s cumulative total shareholder return has been 6,245% versus 433% for the S&P 500 and 593% for the Dow Jones Industrial Average. Assuming all dividends were reinvested, a $1,000 investment in the Company’s common stock at the beginning of the 25 year period would have been worth $63,454 on December 28, 2018, while a $1,000 investment in each of the S&P 500 Index and the Dow Jones Industrial Average Index would have been worth $5,329 and $6,933, respectively, on December 28, 2018. The MOCC does not believe that changing the design of the long-term incentive program at this time would motivate our executive officers to create long-term shareholder value more effectively than the current design.

Under the terms of the Graco Inc. 2015 Stock Incentive Plan (the “2015 Plan”), the MOCC must approve all stock option grants to executive officers. In February 2018, executive officers were awarded non-qualified stock options with an exercise price equal to the fair market value of our common stock on the grant date, defined in the 2015 Plan as the last sale price of the stock on the day immediately preceding the grant date. Each option has a 10-year term and becomes exercisable in equal installments over four years, beginning with the first anniversary of the grant date. Additionally, the 2015 Plan prohibits the repricing of stock options. The proposed Graco Inc. 2019 Stock Incentive Plan submitted to shareholders for approval at the Meeting will operate in the same manner.

In 2018, the MOCC granted the following stock option awards to the NEOs under the 2015 Plan:

Named Executive Officer	Stock Option Award (Number of Shares)	Grant Date Fair Value ($)
Patrick J. McHale	351,830	4,499,906
Mark W. Sheahan	35,180	449,952
Christian E. Rothe	54,730	699,997
Dale D. Johnson	35,180	449,952
David M. Lowe	33,220	424,884
Karen P. Gallivan	33,220	424,884

Compensation of Individual Named Executive Officers

Patrick J. McHale

President and Chief Executive Officer

Mr. McHale’s base salary as of December 2017 was below the median of the 2017 Willis Towers Watson survey data. In December 2017, the MOCC approved a base salary increase of 3.0% to $816,000 for 2018 based on Mr. McHale’s relative position in the market and individual performance. The increase was in line with the Market Increase Projection. Based on 2018 corporate net sales and corporate Adjusted EPS performance, Mr. McHale received a $1,224,000 bonus payout under the Incentive Bonus Plan. Mr. McHale’s bonus payout represented 150% of his target award. Based on the process described above for setting long-term incentive awards, Mr. McHale received a stock option award of 351,830 shares in February 2018.

Mark W. Sheahan

Chief Financial Officer and Treasurer (effective June 18, 2018)

Vice President and General Manager, Applied Fluid Technologies Division (through June 17, 2018)

Mr. Sheahan’s base salary as of December 2017 was above the median of the 2017 Willis Towers Watson survey data. In December 2017, the MOCC approved a base salary increase of 5% to $376,400 for 2018 based on Mr. Sheahan’s relative position in the market and individual performance. Effective June 18, 2018, Mr. Sheahan was assigned a new role as the Company’s Chief Financial Officer and Treasurer. Based on a review of benchmarking data for the Graco Peer Group, the MOCC approved a base salary increase of 6% to $400,000 effective June 18, 2018 to compensate Mr. Sheahan for his new role and responsibilities. No other adjustments were made to Mr. Sheahan’s compensation for 2018 in connection with his new assignment. Based on 2018 corporate net sales and corporate Adjusted EPS performance, Mr. Sheahan received a $373,630

Graco Inc. 2019 Proxy Statement

bonus payment under the Incentive Bonus Plan. Mr. Sheahan’s bonus payout represented 137% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Sheahan received a stock option award of 35,180 shares in February 2018.

Christian E. Rothe

President, Worldwide Applied Fluid Technologies Division (effective June 18, 2018)

Chief Financial Officer and Treasurer (through June 17, 2018)

Mr. Rothe’s base salary as of December 2017 was below the median of the 2017 Willis Towers Watson survey data for chief financial officers. In December 2017, the MOCC approved a 15% increase to Mr. Rothe’s base salary to $457,400 for 2018 based on his relative position in the market and individual performance. Effective June 18, 2018, Mr. Rothe was assigned a new role as President, Worldwide Applied Fluid Technologies Division. No adjustments were made to Mr. Rothe’s compensation for 2018 in connection with his new role and responsibilities. Based on 2018 corporate net sales, corporate Adjusted EPS, worldwide Applied Fluid Technologies Division net sales, and worldwide Applied Fluid Technologies Division Adjusted EPS performance, Mr. Rothe received a $429,986 bonus payout under the Incentive Bonus Plan. Mr. Rothe’s bonus payout represented 134% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Rothe received a stock option award of 57,340 shares in February 2018.

Dale D. Johnson

President, Worldwide Contractor Equipment Division

Mr. Johnson’s base salary as of December 2017 was above the median of the 2017 Willis Towers Watson survey data. His highly competitive base compensation is based on key factors such as long tenure, strong past performance and individual contributions to the Company. In December 2017, the MOCC approved a 4% increase to Mr. Johnson’s base salary to $411,800 for 2018 based on individual performance. Based on 2018 corporate net sales, corporate Adjusted EPS, worldwide Contractor Equipment Division net sales, and worldwide Contractor Equipment Division Adjusted EPS performance, Mr. Johnson received a $367,724 cash bonus payout under the Incentive Bonus Plan. Mr. Johnson’s bonus payout represented 128% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Johnson received a stock option award of 35,180 shares in February 2018.

David M. Lowe

President, Worldwide Industrial Products Division

Mr. Lowe’s base salary as of December 2017 was at the median of the 2017 Willis Towers Watson survey data. In December 2017, the MOCC approved a 3.5% increase to Mr. Lowe’s base salary to $341,200 for 2018 based on his relative position in the market and individual performance. Based on 2018 corporate net sales, corporate Adjusted EPS, worldwide Industrial Products Division net sales, and worldwide Industrial Products Division Adjusted EPS performance, Mr. Lowe received a $358,260 bonus payout under the Incentive Bonus Plan. Mr. Lowe’s bonus payout represented 150% of his target award. Based on the process described above for setting long-term incentive awards, Mr. Lowe received a stock option award of 33,220 shares in February 2018.

Karen P. Gallivan

Executive Vice President, General Counsel and Corporate Secretary

Ms. Gallivan’s base salary as of December 2017 was below the median of the 2017 Willis Towers Watson survey data. In December 2017, the MOCC approved a 3.5% increase to Ms. Gallivan’s base salary to $334,400 for 2018 based on her relative position in the market, internal pay relationships and individual performance. Based on 2018 corporate net sales and corporate Adjusted EPS performance, Ms. Gallivan received a $351,120 cash bonus payout under the Incentive Bonus Plan. Ms. Gallivan’s bonus payout represented 150% of her target award. Based on the process described above for setting long-term incentive awards, Ms. Gallivan received a stock option award of 33,220 shares in February 2018.

Compensation Decisions for 2019

In December of 2018, the MOCC increased the base salaries of each of the NEOs between 3% and 15% effective January 1, 2019. At its February 2019 meeting, the MOCC kept each NEO’s target annual cash incentive payout as a percent of base salary the same for 2019, and granted under the 2015 Plan stock option awards of 409,830 shares to Mr. McHale, 49,180 shares to Mr. Sheahan, 40,980 shares to Mr. Johnson, 40,980 shares to Mr. Rothe, 36,880 shares to Mr. Lowe, and 36,880 shares to Ms. Gallivan.

Graco Inc. 2019 Proxy Statement

Benefits and Perquisites

In an effort to attract and retain talented employees, we offer retirement, health and welfare programs competitive within our local markets (the “Benefit Programs”). The only Benefit Programs offered to our U.S. executive officers, either exclusively or with terms different from those offered to other eligible employees, are the following:

•

Restoration Plan. Since the Internal Revenue Code limits the pension benefits that can be accrued under a tax-qualified defined benefit pension plan, we established the Graco Restoration Plan. This plan is a nonqualified excess benefit plan designed to provide retirement benefits to eligible participants in the United States as a replacement for those retirement benefits reduced under the Graco Employee Retirement Plan by operation of Section 415 and Section 401(a)(17) of the Internal Revenue Code.

•

Supplemental Long-Term Disability Program. Each U.S. executive officer is enrolled in an individual executive long-term disability plan under which Graco pays the premiums. Each plan provides the executive with a monthly disability benefit of up to $21,800 in the event of long-term disability.

•

Other Perquisites. We provide few other perquisites to our executive officers. We reimburse our CEO and the U.S.-based executive officers reporting directly to him for certain financial planning expenses to encourage them to maximize the value of their compensation and benefit programs. In 2018, the maximum amount reimbursable for financial planning was $10,000 for the CEO and $7,000 for the other U.S.-based NEOs. In order to motivate the executives to receive appropriate preventative medical care to support their continued health and productivity, we offer executive officers in the U.S. an executive physical examination program through the Mayo Clinic. This program provides a physical examination every three years for executives under age 40, every other year for executives from age 40 through 49, and every year for executives age 50 and older. Executives may also be reimbursed and/or receive a tax gross-up for certain limited spousal travel and entertainment events.

Severance and Change of Control Arrangements

We have entered into Key Employee Agreements with the CEO and each of the other NEOs, the terms of which are described below under “Change of Control and Post-Termination Payments.” The MOCC believes it is in the best interests of our Company and its shareholders to design compensation programs that:

•	Assist our Company in attracting and retaining qualified executive officers;

•	Assure our Company will have the continued dedication of our Company’s executive officers in the event of a pending, threatened or actual change of control;

•	Provide certainty about the consequences of terminating certain executive officers’ employment;

•	Protect our Company by obtaining non-compete covenants from certain executive officers that continue after their termination of employment not involving a change of control; and

•	Obtain a release of any claims from those former executive officers.

Accordingly, the agreements generally provide for certain benefits if the executive officer’s employment or service is involuntarily terminated by our Company without cause prior to a change of control or if, within two years after a change of control, the executive officer’s employment or service is terminated involuntarily by the Company without cause or the executive officer resigns for good reason. The current form of Key Employee Agreement was approved by the MOCC in December 2007 after reviewing the Key Employee Agreements previously in effect and current market practices related to severance arrangements and benefit levels related thereto.

The MOCC believes it is imperative to diminish any potential distraction of the executive officers by the personal uncertainties and risks created by a pending or threatened change of control. By offering an agreement that will financially protect the executive officer in the event his or her employment or service is involuntarily terminated or terminated by the executive officer for good reason following a change of control, the MOCC believes each executive officer’s full attention and dedication to our Company will be enhanced. The MOCC also believes the officers’ dedication will help the Company appropriately evaluate and complete a change of control transaction, and facilitate an orderly transition. In the event of a change of control of our Company, the agreements provide benefits only if the executive officer’s employment or service is terminated involuntarily without cause or if the executive officer resigns for good reason, including by reason of material demotion, decrease in compensation,

Graco Inc. 2019 Proxy Statement

relocation or increased travel, within two years after the change of control. The MOCC believes this “double-trigger” approach is most consistent with the objectives described above. The MOCC believes a termination by an executive officer for good reason may be conceptually the same as termination by our Company without cause, and that a potential acquirer would otherwise have an incentive to constructively terminate the executive’s employment to avoid paying severance benefits. Thus, the Key Employee Agreements provide severance benefits in the case of resignation for good reason following a change of control.

The MOCC believes it is important to attract and retain our executive officers by agreeing to provide certain benefits if the executive officer’s employment or service is terminated without cause prior to a change of control. In addition, the MOCC believes these benefits are appropriate to compensate these executive officers for agreeing not to work with competitors for a specified period of time following termination of employment, and that compensation enhances the enforceability of these non-compete covenants. The MOCC also believes the Company benefits from obtaining a release of any claims from these former executive officers and the severance payments provide consideration for obtaining the release.

Our equity awards for executive officers and certain key managers provide for accelerated vesting or lapse of restrictions upon a change of control. The MOCC believes that acceleration upon a change of control is appropriate to minimize the risk that executive officers might favor a transaction based on the likely impact on the executive officers’ equity awards, to increase the likelihood that the employees will remain with us after becoming aware of a pending or threatened change of control, and due to the increased likelihood that employees may be terminated by a successor through no fault of their own.

Hedging and Pledging

The Company’s directors, executive officers and certain employees who may have access and exposure to information about the Company’s financial performance prior to it being released to the public are prohibited from hedging Company stock. The Company’s directors and executive officers are also prohibited from pledging Company stock without first obtaining the proper level of approval. Any pledges of Company stock by a director or an executive officer (other than the CEO or the General Counsel) must be approved in advance by the CEO and the General Counsel in consultation with the Chair of the Governance Committee. Any pledges of Company stock by the CEO or the General Counsel must be approved in advance by the Governance Committee. All approvals of pledges of Company stock, if granted, will be on a discretionary basis, considering the following criteria:

•

To ensure continued alignment between the interests of individual directors and executive officers with the long-term interests of shareholders, pledged shares will not be counted toward the Company’s stock ownership guidelines. As a result, an individual director or executive officer may only pledge those shares he or she owns that are in excess of his or her individual holding requirement.

•

To reduce the potential adverse impact pledged shares may have on the Company’s stock price, approvals will not be granted unless the sum of (i) the aggregate number of shares pledged by all directors and executive officers at the time of the requested pledge plus (ii) the number of shares requested to be pledged is equal to or less than an amount equal to two times (2X) the average daily trading volume in the Company’s stock during the preceding thirty (30) days.

•

Such other factors as the CEO, the General Counsel and the Chair of the Governance Committee (or the Governance Committee, as the case may be) deem relevant in determining whether or not to approve the requested pledge.

During 2018, there were no Company shares pledged or hedged by directors or executive officers.

Tax Implications of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million in compensation per year on the amount public companies may deduct with respect to certain executive officers. Prior to the Tax Cuts and Jobs Act of 2017 (the “Act”), the Company was able to deduct most of its performance-based executive compensation pursuant to an exception that was repealed by the Act. While the Act significantly reduces the amount of compensation we can deduct under Section 162(m), our pay for performance philosophy remains central to our compensation program and the MOCC continues to believe that shareholder interests are best served if its discretion and flexibility in structuring and awarding compensation is not restricted even though some compensation awards may have resulted in the past, and are expected to result in the future, in non-deductible compensation expense to the Company.

Graco Inc. 2019 Proxy Statement

Report of the Management Organization and Compensation Committee

The Management Organization and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Management Organization and Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Members of the Management Organization and Compensation Committee

Mr. J. Kevin Gilligan, Chair
Mr. Eric P. Etchart
Ms. Jody H. Feragen
Mr. Lee R. Mitau
Ms. Martha A. Morfitt
Ms. Emily C. White

Summary Compensation Table

The table below summarizes the total compensation for the last three fiscal years awarded to, earned by or paid to individuals who served as our Chief Executive Officer and our Chief Financial Officer during fiscal year 2018 and each of the other three most highly compensated Named Executive Officers who were serving as executive officers at the end of fiscal year 2018.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Patrick J. McHale	2018	816,000	—	—	4,499,906	1,224,000	(140,000)	14,411	6,414,317
President and Chief	2017	792,200	—	—	3,894,990	1,188,300	1,346,000	12,760	7,234,251
Executive Officer	2016	772,900	—	—	3,799,912	466,021	741,000	13,961	5,793,794
Mark W. Sheahan	2018	389,184	—	—	449,952	373,630	70,000	30,667	1,314,433
Chief Financial Officer	2017	358,500	—	—	419,908	376,425	357,000	14,558	1,526,391
and Treasurer(6)	2016	341,400	—	—	399,901	131,627	280,000	14,293	1,167,221
Christian E. Rothe	2018	457,400	—	—	699,997	429,986	—	25,511	1,612,894
President, Worldwide	2017	397,710	—	—	524,765	417,596	—	16,551	1,356,622
Applied Fluid	2016	375,200	—	—	499,829	158,359	—	17,674	1,051,062
Technologies Division(7)
Dale D. Johnson	2018	411,800	—	—	449,952	367,724	(72,000)	38,859	1,196,335
President, Worldwide	2017	396,000	—	—	419,908	415,800	359,000	18,635	1,609,343
Contractor Equipment	2016	380,700	2,259	—	399,901	249,967	533,000	14,357	1,580,184
Division
David M. Lowe	2018	341,200	—	—	424,884	358,260	54,000	34,343	1,212,687
President, Worldwide	2017	329,700	—	—	409,853	343,071	341,000	18,420	1,442,044
Industrial Products	2016	318,600	—	—	399,901	200,357	224,000	18,926	1,161,784
Division
Karen P. Gallivan	2018	334,400	—	—	424,884	351,120	48,000	25,911	1,184,315
Executive Vice
President, General
Counsel and Corporate
Secretary

(1)	Bonus includes any anniversary service awards or discretionary bonuses.

(2)

The amounts reported in the Option Awards column represent the aggregate grant date fair market value of stock options granted in the fiscal year, as estimated for financial accounting purposes. Information concerning the assumptions used in accounting for equity awards may be found in Item 8, Financial Statements and Supplementary Data, Note H to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K.

(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column represent awards earned under

Graco Inc. 2019 Proxy Statement

the Incentive Bonus Plan. The Incentive Bonus Plan has a 100% of base salary target payout and a 150% of base salary maximum payout for Mr. McHale, and a 70% of base salary target payout and a 105% of base salary maximum payout for the other NEOs. See “Grants of Plan-Based Awards in 2018” below. At its February 15, 2019 meeting, the MOCC certified that the NEOs who participated in the Incentive Bonus Plan for 2018 were entitled to payouts as follows:

2018 Incentive Bonus Plan
Named Executive Officer	Payout as a Percent of Target Opportunity	Payout as a Percent of 2018 Base Salary
Patrick J. McHale	150%	150%
Mark. W. Sheahan	137%	96%
Christian E. Rothe	134%	94%
Dale D. Johnson	128%	89%
David M. Lowe	150%	105%
Karen P. Gallivan	150%	105%

(4)

The amount shown in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column reflects the aggregate change in the actuarial present value of the NEOs’ accumulated benefit under the qualified Graco Employee Retirement Plan and nonqualified excess benefits plan known as the Graco Restoration Plan. As of December 28, 2018, the changes were as follows: Mr. McHale: -$4,000 (qualified pension) and -$136,000 (nonqualified restoration); Mr. Sheahan: -$10,000 (qualified pension) and $80,000 (nonqualified restoration); Mr. Johnson: -$113,000 (qualified pension) and $41,000 (nonqualified restoration); Mr. Lowe: $19,000 (qualified pension) and $35,000 (nonqualified restoration); and Ms. Gallivan: $26,000 (qualified pension) and $22,000 (nonqualified restoration).

(5)	The amounts shown in the All Other Compensation column for 2018 reflect the following for Messrs. McHale, Sheahan, Rothe, Johnson and Lowe, and Ms. Gallivan:

	Mr. McHale	Mr. Sheahan	Mr. Rothe	Mr. Johnson	Mr. Lowe	Ms. Gallivan
Employee Investment Plan Matching Contribution	$8,250	$8,395	$8,616	$8,250	$8,250	$8,274
Employee Investment Plan Basic Contribution	—	—	$4,125	—	—	—
Other Perquisites	$6,160	$22,271	$12,769	$30,354	$26,347	$17,637
Total	$14,410	$30,666	$25,510	$38,604	$34,597	$25,911

The Other Perquisites consist of Company-provided incremental cost for long-term disability coverage, financial planning, spousal travel, miscellaneous travel and an executive physical. None of these individual perquisite categories exceeded the greater of $25,000 or 10% of the total perquisite amount.

(6)	Mr. Sheahan served as Vice President and General Manager, Applied Fluids Technology Division through June 17, 2018, and became Chief Financial Officer and Treasurer effective June 18, 2018.

(7)	Mr. Rothe served as Chief Financial Officer and Treasurer through June 17, 2018, and became President, Worldwide Applied Fluid Technologies Division effective June 18, 2018.

Grants of Plan-Based Awards in 2018

On February 16, 2018, the MOCC awarded a non-qualified stock option to each executive officer, including the NEOs, under the Graco Inc. 2015 Stock Incentive Plan. The amounts shown in the column entitled “All Other Option Awards: Number of Securities Underlying Options” reflect the number of common shares covered by the stock option granted to each NEO. Each option has a 10-year term and becomes exercisable in equal installments over four years, beginning with the first anniversary of the grant date.

Under the Incentive Bonus Plan, the payout upon achievement of applicable financial measures ranges from a minimum of 0% to a maximum of 150% of base salary for Mr. McHale and a minimum of 0% to a maximum of 105% of base salary for the other NEOs.

Graco Inc. 2019 Proxy Statement

Grants of Plan-Based Awards for Fiscal Year Ending December 28, 2018

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)(1)	Closing Market Price of Common Stock on Grant Date ($/sh)(1)	Grant Date Fair Value of Stock or Option Award ($)(2)
		Threshold ($)	Target ($)	Maximum ($)
Patrick J. McHale	2/16/2018				351,830	43.90	44.04	4,499,906
		0	816,000	1,224,000
Mark W. Sheahan	2/16/2018				35,180	43.90	44.04	449,952
		0	272,429	408,643
Christian E. Rothe	2/16/2018				54,730	43.90	44.04	699,997
		0	320,180	480,270
Dale D. Johnson	2/16/2018				35,180	43.90	44.04	449,952
		0	288,260	432,390
David M. Lowe	2/16/2018				33,220	43.90	44.04	424,884
		0	238,840	358,260
Karen P. Gallivan	2/16/2018				33,220	43.90	44.04	424,884
		0	234,080	351,120

(1)

The Graco Inc. 2015 Stock Incentive Plan requires the exercise price of an option to be the fair market value of the shares on the date of the grant. The fair market value of the shares is defined as the last sale price on the day preceding the date of grant, unless otherwise determined by the MOCC. The MOCC has not changed this definition.

(2)	The aggregate grant date fair value of the award was calculated in accordance with U.S. accounting standards using a value per share of $12.79.

Graco Inc. 2019 Proxy Statement

Outstanding Equity Awards at 2018 Fiscal Year End

The following table summarizes the outstanding equity awards held by each Named Executive Officer on December 28, 2018:

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options(1, 2)		Option Exercise Price ($)(2)	Option Expiration Date
		(#) Exercisable	(#) Unexercisable
Patrick J. McHale	2/16/2018	0	351,830	43.9000	2/16/2028
	2/17/2017	122,023	366,071	30.3467	2/17/2027
	2/12/2016	150,870	301,740	23.8467	2/12/2026
	2/13/2015	163,207	108,803	24.7934	2/13/2025
	2/14/2014	184,575	0	24.9334	2/14/2024
Mark W. Sheahan	2/16/2018	0	35,180	43.9000	2/16/2028
	2/17/2017	13,155	39,465	30.3467	2/17/2027
	2/12/2016	31,755	31,755	23.8467	2/12/2026
	2/13/2015	35,347	11,783	24.7934	2/13/2025
	2/14/2014	43,080	0	24.9334	2/14/2024
	2/15/2013	54,000	0	19.5800	2/15/2023
	2/17/2012	55,800	0	16.6134	2/17/2022
	2/18/2011	54,000	0	14.2434	2/18/2021
Christian E. Rothe	2/16/2018	0	54,730	43.9000	2/16/2028
	2/17/2017	16,440	49,320	30.3467	2/17/2027
	2/12/2016	39,690	39,690	23.8467	2/12/2026
	2/13/2015	24,210	8,070	24.7934	2/13/2025
	2/14/2014	27,060	0	24.9334	2/14/2024
	2/15/2013	30,000	0	19.5800	2/15/2023
	2/17/2012	26,700	0	16.6134	2/17/2022
Dale D. Johnson	2/16/2018	0	35,180	43.9000	2/16/2028
	2/17/2017	13,155	39,465	30.3467	2/17/2027
	2/12/2016	31,755	31,755	23.8467	2/12/2026
	2/13/2015	35,347	11,783	24.7934	2/13/2025
	2/14/2014	43,080	0	24.9334	2/14/2024
	2/15/2013	54,000	0	19.5800	2/15/2023
	2/17/2012	55,800	0	16.6134	2/17/2022
	2/18/2011	54,000	0	14.2434	2/18/2021
	2/12/2010	90,000	0	9.0567	2/12/2020
David M. Lowe	2/16/2018	0	33,220	43.9000	2/16/2028
	2/17/2017	12,840	38,520	30.3467	2/17/2027
	2/12/2016	31,755	31,755	23.8467	2/12/2026
	2/13/2015	35,347	11,783	24.7934	2/13/2025
	2/14/2014	43,080	0	24.9334	2/14/2024
	2/15/2013	54,000	0	19.5800	2/15/2023
	2/17/2012	55,800	0	16.6134	2/17/2022
	2/18/2011	54,000	0	14.2434	2/18/2021
	2/12/2010	90,000	0	9.0567	2/12/2020
	2/13/2009	141,000	0	6.9334	2/13/2019
Karen P. Gallivan	2/16/2018	0	33,220	43.9000	2/16/2028
	2/17/2017	12,525	37,575	30.3467	2/17/2027
	2/12/2016	31,755	31,755	23.8467	2/12/2026
	2/13/2015	35,347	11,783	24.7934	2/13/2025
	2/14/2014	43,080	0	24.9334	2/14/2024
	2/15/2013	54,000	0	19.5800	2/15/2023
	2/17/2012	55,800	0	16.6134	2/17/2022

(1)	All options have a 10-year term and become exercisable in equal installments over four years, beginning with the first anniversary of the grant date.

(2)	Adjusted for three-for-one stock split completed December 27, 2017.

Graco Inc. 2019 Proxy Statement

Option Exercises and Stock Vested in 2018

The following table summarizes the options exercised by each Named Executive Officer in 2018:

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Patrick J. McHale	1,293,648	32,826,618
Mark W. Sheahan	0	0
Christian E. Rothe	0	0
Dale D. Johnson	0	0
David M. Lowe	0	0
Karen P. Gallivan	54,000	1,796,126

(1)	The value realized on the exercise of stock options is the difference between the market price of Graco common stock at exercise and the exercise price of the stock option.

Change of Control and Post-Termination Payments

Summary of the Key Employee Agreement

The Key Employee Agreement provides for payment of the following benefits if the Company terminates the employment of an executive officer involuntarily without Cause (as defined below) prior to a Change of Control (as defined below):

•	Pro-rata bonus for year of termination based on actual performance;

•	Severance pay equal to one times (two times for CEO) base salary plus bonus based on the target level of performance for the year of termination, payable over the severance period;

•	Continued medical, dental and life insurance for the severance period;

•	Outplacement services; and

•	Reimbursement of reasonable legal fees incurred to enforce the agreement.

The Key Employee Agreement provides for payment of the following benefits if, within two years after a Change of Control, the Company without Cause terminates an executive officer’s employment involuntarily or if the executive officer resigns for Good Reason (as defined below):

•	Pro-rata bonus for year of termination based on performance at the target level;

•

Severance pay equal to two times (three times for CEO) the sum of base salary plus bonus based on the target level of performance for the year of termination, payable in a lump sum six months after the termination date or over the severance period (if the Change of Control does not conform to the requirements of Internal Revenue Code Section 409A);

•	Continued medical, dental and life insurance for the severance period;

•	Attribution of two years (three years for CEO) service credit for purposes of nonqualified excess benefit pension plan;

•	Reimbursement of reasonable legal fees incurred to enforce the agreement; and

•

Gross-up of income taxes, and excise taxes related to such gross-up payment, due under the “excess parachute” provisions of the Internal Revenue Code (the “Code”), subject to a reduction of benefits of up to $25,000 to avoid such taxes.

The definition of “Change of Control” in the Key Employee Agreements generally includes: (i) acquisition of beneficial ownership by a person or group which results in aggregate beneficial ownership of 30% or more of voting power or common

Graco Inc. 2019 Proxy Statement

stock, subject to certain exceptions; (ii) change of 50% or more of the Board members, without Board approval; and (iii) consummation of a merger or other business combination unless our Company’s shareholders own a majority of the voting power and common stock of the surviving corporation and other conditions are satisfied.

As used in the Key Employee Agreement, “Cause” means: (i) conviction of, or guilty or no contest plea to, any felony or other criminal act involving moral turpitude; (ii) gross misconduct or any act of fraud, disloyalty or dishonesty related to or connected with the executive officer’s employment or otherwise likely to cause material harm to our Company or its reputation; (iii) a willful and material violation of our Company’s written policies or codes of conduct; (iv) wrongful appropriation of our Company’s funds or property or other material breach of the executive officer’s fiduciary duties to our Company; or (v) the willful and material breach of the Key Employee Agreement by the executive officer.

As used in the Key Employee Agreement, “Good Reason” means: (i) assignment of duties materially inconsistent with, or other material diminution of, the executive officer’s position, duties or responsibilities as in effect immediately prior to the Change of Control; (ii) material reduction, in the aggregate, to the compensation and benefit plans, programs and perquisites applicable to the executive officer in effect immediately prior to the Change of Control; (iii) relocation of the executive officer to a location more than 50 miles from where the executive officer was based immediately prior to the Change of Control, or requiring the executive to travel to a substantially greater extent; or (iv) failure by our Company to assign the Key Employee Agreement to a successor.

Under the Key Employee Agreement, the executive officers agree to protect our Company’s confidential information, and not to compete with our Company or solicit employees for two years after termination of employment (or, if the executive officer’s employment is terminated involuntarily other than for Cause prior to a Change of Control, the non-compete covenant may expire after the executive officer is no longer receiving severance payments). The non-compete restriction does not apply if the executive officer’s employment is terminated involuntarily without Cause or voluntarily for Good Reason within two years after a Change of Control. In order to receive severance, the executive officer must sign a release of claims in favor of our Company and be in compliance with the terms of the Key Employee Agreement. The term of the Key Employee Agreement for each Named Executive Officer is three years, followed by automatic annual renewals, unless either party gives six months’ notice of non-renewal.

Except as indicated above with respect to the CEO, the same form of agreement has been provided to each Named Executive Officer.

Other Compensation and Benefits Payable Upon a Change of Control or Certain Terminations

Each NEO is eligible for the benefits described in this section as part of our Company’s standard practice or policy; however, the benefits are not triggered by any specific termination reason. Incremental amounts for each of these benefits are disclosed in the Summary Compensation Table, Potential Payments Upon Termination or Following a Change of Control table, or Pension Benefits table.

Pursuant to the Incentive Bonus Plan, each participant is eligible to receive a prorated bonus based on the amount of base salary earned during the fiscal year and the bonus percentage actually paid for that year for an employment termination due to death, disability or retirement. Unvested stock option awards provided to any executive officer will automatically accelerate and the options will become fully vested in the event of a Change of Control of our Company or if the employment is terminated due to death, disability or retirement. All unvested restricted stock provided to any executive officer will automatically be accelerated and fully vested in the event of a Change of Control of our Company or if the employment is terminated due to death or disability.

Participants in the Graco Employee Retirement Plan and the Graco Restoration Plan are entitled to receive the accumulated pension benefits over their lifetime, over a specific defined time or at the time of their retirement. These amounts are reflected in the Present Value of Accumulated Benefit column of the Pension Benefits table.

Upon any termination of employment, all employees are eligible to receive payment for any credited but unused vacation time. Each Named Executive Officer would receive reimbursement for any miscellaneous travel and spousal travel perquisites and associated tax gross-up payments incurred during the fiscal year.

The following table discloses the potential payments and benefits, other than those available generally on a nondiscriminatory basis to all U.S. salaried employees, provided upon a Change of Control or termination of employment for each of the Named Executive Officers, calculated as if the Change of Control or termination of employment had occurred on December 28, 2018:

Graco Inc. 2019 Proxy Statement

Potential Payments Upon Termination or Following a Change of Control at December 28, 2018

Name	Involuntary (Not for Cause) or Good Reason Termination Following Change of Control(1) ($)	Involuntary (Not for Cause) Termination(2) ($)	Retirement ($)	Death(3) ($)	Disability(3) ($)
Patrick J. McHale	16,413,518	3,781,164	500,900	500,900	762,500
Mark W. Sheahan	2,658,640	785,991	101,300	101,300	362,900
Christian E. Rothe	2,766,027	799,984	0	0	258,000
Dale D. Johnson	4,243,206	1,007,529	292,900	292,900	554,500
David M. Lowe	2,459,670	691,646	97,500	97,500	329,229
Karen P. Gallivan	2,394,074	649,939	65,500	65,500	292,671

(1)	The amounts represent aggregated payments if a Change of Control and qualifying termination of employment occurred on December 28, 2018, which include:

●

Severance payment under the Key Employee Agreement. Upon certain terminations of employment within two years following a Change of Control, Mr. McHale is entitled to a severance payment equal to three times his base salary and target annual bonus and the other NEOs are entitled to two times their base salary and target annual bonus.

●

The intrinsic value (or spread between the exercise and market price) of the stock options whose exercisability would be accelerated. The value of accelerated stock options is determined by multiplying the number of unvested options by the difference between the closing share price on December 28, 2018 and the option exercise price.

●

Annual incremental qualified pension and restoration benefit amount. Actuarial annual retirement benefit amount of the accumulated benefit and the accompanying valuation method and assumptions applied for the qualified Graco Employee Retirement Plan and the nonqualified Graco Restoration Plan may be found in the Pension Benefits table and the accompanying narrative on page 37. The incremental benefit amount was determined using additional pay and earnings based on December 28, 2018 base pay and target bonus amounts. The Change of Control annual retirement benefit amount providing for additional years of service credit is calculated as of the earliest possible benefit commencement date. Assuming a December 28, 2018 termination date, current year bonus would be paid in accordance with the Incentive Bonus Plan. See the Non-Equity Incentive Plan Compensation column and accompanying footnotes in the Summary Compensation Table on page 29.

●	Gross-up of income taxes and related excise taxes.

The value of other benefits (post-employment health care premiums and life insurance premiums).

(2)

Reflects two years of base salary and target annual bonus for Mr. McHale and one year of base salary and target annual bonus for the other NEOs. Should our Company elect to extend the non-compete duration beyond one year, the payment amount for the NEOs, except for Mr. McHale, would increase.

(3)

Assumes NEO is not age 65 or above and disabled for a full calendar year. Benefit reflects an annualized amount that would be paid on a monthly basis and would cease if NEO reaches his or her Social Security normal retirement age or is no longer disabled.

Retirement Benefits

Graco Employee Retirement Plan

The Graco Employee Retirement Plan – Blue (2017 Statement) (the “Retirement Plan”) is a funded defined benefit plan designed to coordinate with Social Security benefits to provide a basic level of retirement benefits for all eligible employees. Eligible executive officers participate in our tax-qualified defined benefit pension plan on the same terms as the rest of our eligible employees. The Retirement Plan was created in late 2017 when the Company restructured the Graco Employee Retirement Plan (2016 Restatement) (the “Original Plan”), which was frozen to employees newly hired on or after January 1, 2006. Each of the Named Executive Officers was eligible for benefits under the Original Plan except for Mr. Rothe as he was hired by the

Graco Inc. 2019 Proxy Statement

Company after January 1, 2006. In restructuring the Original Plan, the Company spun off a portion of the Original Plan’s benefits (and associated assets) into the Retirement Plan and one other newly created defined benefit plan that has no active employees. After the spin-off, the Company transferred the remaining benefits (and associated assets) from the Original Plan to an annuity provider and then terminated the Original Plan. The terms and conditions of the Retirement Plan are identical in all material respects to the terms and conditions of the Original Plan.

Benefits for those eligible under the Retirement Plan consist of a fixed benefit, which is designed to provide a retirement income at age 65 of 43.5% of a participant’s average monthly compensation, less 18% of Social Security-covered compensation (calculated in a life annuity option) for an employee with 30 years of service. Average monthly compensation is defined as the average of the five consecutive highest years’ cash compensation during the last ten years of service, divided by sixty. The Retirement Plan defines eligible cash compensation as base salary, holiday pay, income earned outside of the United States but paid in the United States, annual bonus, CEO award, sales incentive, area differential, short-term disability payments, vacation pay, paid out accrued vacation, deferrals made under a cash or deferred agreement under Code Section 401(k), contributions to a plan established under Code Section 125, and transit and parking reimbursements made under Code Section 132. Benefits under the Retirement Plan vest upon five years of benefit service. Normal retirement age is defined as age 65 or age 62 with at least 30 years of service. Early retirement is available to participants age 55 or older with 5 years of vesting service. The monthly amount of a participant’s benefit when retiring prior to age 65, or age 62 with less than 30 years of benefit service, will be reduced by one-half of one percent (0.5%) for each month by which a participant’s benefit is to begin prior to the participant turning age 65. If a participant continues in employment with the Company after his normal retirement date, payment of the benefit shall be suspended for each calendar month during which the participant continues employment.

The default form of pension benefit is a single life annuity that provides a monthly benefit for the life of the participant. A participant may elect an optional form of payment. The optional forms available are a joint and survivor annuity or a term certain annuity. A joint and survivor annuity is an annuity that is payable monthly to and for the lifetime of the participant with a survivor annuity that is payable monthly after the participant dies to and for the lifetime of a participant’s designated joint annuitant in an amount equal to 50%, 66 2/3%, 75% or 100% (as elected by the participant) of the amount payable during the joint lives of the participant and the designated joint annuitant. The value of the amounts payable in the joint and survivor annuity form of pension shall be actuarially equivalent to the value of the amounts payable in the single life annuity form of pension. A term certain annuity is a form of annuity that is payable monthly to and for the lifetime of the participant or, if longer, for 120 or 180 months, as elected by the participant before the participant’s pension is to begin.

Graco Restoration Plan

Because the Internal Revenue Code limits the pension benefits that can be accrued under a tax-qualified defined benefit pension plan, we have established the Graco Restoration Plan (2005 Statement) (the “Graco Restoration Plan” or the “Restoration Plan”). This plan is a nonqualified excess benefit plan, designed to provide retirement benefits to eligible executives and other highly compensated employees as a replacement for the retirement benefits limited under the Retirement Plan by operation of Section 415 and Section 401(a)(17) of the Code or who have experienced a reduction in benefits due to participant contributions to the Graco Deferred Compensation Plan. The Restoration Plan provides comparable level retirement benefits as a percentage of compensation as those provided to other employees.

An employee who is a participant in the Retirement Plan and who has experienced a legislative reduction in benefits under the Retirement Plan due to limitations imposed by Section 415 of the Code, Section 401(a)(17) of the Code, or who has experienced a reduction in benefits due to participant contributions to the Graco Deferred Compensation Plan (2005 Restatement), and is selected for participation, is eligible to participate in the Restoration Plan.

Benefits under the Restoration Plan supplement the benefits under the Retirement Plan. The Restoration Plan will pay to a participant as a benefit the amount by which the benefit under the Retirement Plan is exceeded by the benefit to which the participant would have been entitled under the Retirement Plan if the benefit limitations under Section 415 of the Code and the compensation limitations of Section 401(a)(17) of the Code did not apply. The Restoration Plan provides for several default forms of distribution. If the participant is single at the time distribution of a participant’s benefit is to commence, the participant’s benefit is to be paid in a single life annuity. If the participant is married at the time distribution of a participant’s benefit is to commence, a participant’s benefit is to be paid in the form of a joint and survivor annuity. The joint and survivor annuity will be paid over the life of the participant and the participant’s spouse, with a reduced annuity paid to the survivor after the death of the participant or the participant’s spouse. Alternatively, a participant may elect any of the distribution options available under the Retirement Plan or a lump sum option. A participant may elect to change the form of distribution to one of the optional forms of distribution. If the participant’s form of payment prior to electing one of the alternate forms is an annuity and the alternate form elected is an actuarially equivalent annuity, the benefit will commence on the same date that the benefit would have been paid but for the election to change the form. If a participant wishes to elect the lump sum option or any option which does not meet the conditions listed above, the election will not take effect until the date that is twelve months after the date

Graco Inc. 2019 Proxy Statement

on which the participant made the election, and the distribution will be delayed for at least five years after the distribution would have otherwise been made absent the election unless the participant elected a lump sum for the prospective benefits earned after December 31, 2010.

A participant’s benefit will commence on the first day of the month after the later of: (i) the date the participant attains age 62; or (ii) the participant separates from service. In the case of a distribution to a specified employee (as defined in Section 409A of the Code), where commencement is based on the specified employee’s separation from service, the date that the distribution will commence will be the first day of the month following the date that is six months after the specified employee’s separation from service.

If the value of a participant’s benefit under the Restoration Plan is $10,000 or less as of the date the benefit of a participant is to commence, the benefit will be paid in a single lump sum. There is no cap on the maximum benefits under the Restoration Plan.

The actuarial present values of accumulated benefits as of December 28, 2018 for both the Retirement Plan and Restoration Plan are reflected in the Present Value of Accumulated Benefit column of the Pension Benefits table below. The actuarial present values are based on the valuation method and the assumptions applied in the calculations referenced in footnote 1 to the Pension Benefits table.

Pension Benefits at 2018 Fiscal Year End

Name	Plan Name	Years Credited Service (#)	Present Value of Accumulated Benefit(1,2) ($)	Payments During Last Fiscal Year ($)
Patrick J. McHale(3)	Graco Employee Retirement Plan	29.1	1,154,000	—
	Graco Restoration Plan	29.1	6,971,000	—
Mark W. Sheahan	Graco Employee Retirement Plan	23.3	813,000	—

	Graco Restoration Plan	23.3	1,239,000	—
Dale D. Johnson(3)	Graco Employee Retirement Plan	42.9	1,888,000	—
	Graco Restoration Plan	42.9	3,781,000	—
David M. Lowe(3)	Graco Employee Retirement Plan	23.9	941,000	—

	Graco Restoration Plan	23.9	1,287,000	—
Karen P. Gallivan(3)	Graco Employee Retirement Plan	16.0	663,000	—
	Graco Restoration Plan	16.0	926,000	—

(1)

Information concerning the assumptions used in accounting for retirement benefits may be found in Item 8, Financial Statements and Supplementary Data, Note J to the Consolidated Financial Statements in our 2018 Annual Report on Form 10-K.

(2)

Benefits for both the Retirement Plan and the Restoration Plan are based on either age 65 or the earliest date the NEO would receive unreduced benefits. Based on age and credited years of service, Mr. Johnson was eligible for unreduced benefits upon reaching age 62.

(3)	Based on age and credited years of service, Messrs. McHale, Johnson and Lowe and Ms. Gallivan are eligible for early retirement benefits under the Retirement Plan and the Restoration Plan.

Graco Inc. 2019 Proxy Statement

Nonqualified Deferred Compensation

The Graco Inc. Deferred Compensation Plan (2005 Statement) (the “Deferred Compensation Plan”) is a nonqualified, unfunded deferred compensation plan intended to meet the requirements of Section 409A of the Code. Our Company has purchased insurance contracts on the lives of certain employees who are eligible to participate in the Restoration Plan and the Deferred Compensation Plan to fund the Company’s liability under these plans. These insurance contracts are held in trust and are available to general creditors in the event of the Company’s insolvency. This plan was adopted following the freezing of the Graco Inc. Deferred Compensation Plan (1992 Restatement) (the “1992 Deferred Compensation Plan”) effective December 31, 2004. Only a select group of management and highly compensated employees are eligible to participate in the Deferred Compensation Plan.

A participant in the Deferred Compensation Plan may elect to defer 1% to 50% of his or her base salary or advance sales incentive and/or 1% to 100% of his or her annual bonus and year-end sales incentive award. The Deferred Compensation Plan uses measurement funds to value the performance of the participants’ accounts. Participants can select one or more measurement funds and allocate their accounts in whole percentages. Participants have the ability to change their measurement funds on a daily basis. Participants are fully vested in the funds credited to their account at all times.

Upon enrollment in the Deferred Compensation Plan, the participant elects the year distributions are to begin and the form of distribution. The participant may elect a one-time change to the year in which the distribution is to begin. A change will delay the first distribution date for at least five years after the date the distributions would have begun under the original election. Participants have the ability to select between the following distribution forms: lump sum or annual installments for five, ten or fifteen years. In the event of a separation from service, the account will be distributed as soon as administratively possible in the January next following the date of separation from service. For a specified employee (as defined by Code Section 409A) distributions where the timing of the distribution is based on a separation from service, the date of distribution will be the first of the month following the date that is six months after the date the specified employee separated from service.

Effective December 31, 2004, Graco froze the 1992 Deferred Compensation Plan. A participant in the 1992 Deferred Compensation Plan could have deferred 1% to 25% of his or her base salary or advance sales incentive and/or 1% to 50% of his or her annual bonus and year-end sales incentive award. The 1992 Deferred Compensation Plan was amended August 1, 2007 to use the same measurement funds as provided for in the Deferred Compensation Plan.

A participant in the 1992 Deferred Compensation Plan is eligible for distribution upon his or her retirement on or after the date the participant attains age 55 and completes at least five years of service. The monthly amount of a participant’s benefit will be determined by dividing his or her account balance by the number of months of the payout period that was irrevocably selected by the participant upon enrollment or the number of months necessary to provide a minimum monthly payment of $1,000.

As of December 28, 2018, Ms. Gallivan was the only executive officer contributing to the Deferred Compensation Plan.

Graco Inc. 2019 Proxy Statement

Nonqualified Deferred Compensation at 2018 Fiscal Year End

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Karen P. Gallivan(2)	331,283(3)	—	(79,162)	—	1,007,161(4)

(1)	The measurement funds available under the Deferred Compensation Plan, and their annualized returns as of December 28, 2018, were as follows:

Fund	Asset Category	Ticker	Rate of Return (%)
Vanguard Target Retirement Income Inv	Target Date Funds	VTINX	-2.30
Vanguard Target Retirement 2015 Inv	Target Date Funds	VTXVX	-3.32
Vanguard Target Retirement 2020 Inv	Target Date Funds	VTWNX	-4.67
Vanguard Target Retirement 2025 Inv	Target Date Funds	VTTVX	-5.60
Vanguard Target Retirement 2030 Inv	Target Date Funds	VTHRX	-6.34
Vanguard Target Retirement 2035 Inv	Target Date Funds	VTTHX	-7.12
Vanguard Target Retirement 2040 Inv	Target Date Funds	VFORX	-7.90
Vanguard Target Retirement 2045 Inv	Target Date Funds	VTIVX	-8.49
Vanguard Target Retirement 2050 Inv	Target Date Funds	VFIFX	-8.49
Vanguard Target Retirement 2055 Inv	Target Date Funds	VFFVX	-8.49
Vanguard Target Retirement 2060 Inv	Target Date Funds	VTTSX	-8.49
Vanguard Target Retirement 2065 Inv	Target Date Funds	VLXVX	-8.56
Vanguard Total Bond Market Index Inst	Bond	VBTIX	-0.23
Legal & General S&P 500 DC	Equity – Large Cap	N/A	-5.24
Legal & General Russell DC 2000	Equity – Small Cap	N/A	-11.74
Legal & General MSCI ACWI ex US DC	Equity – International	N/A	-14.28
JPMCB Stable Asset Income F	Stable Value	JPM-F	1.82
BlackRock Total Return	Bond – Intermediate	MPHQX	-1.02
Boston Partners Large Cap Value Equity B	Equity – Large Cap Value	N/A	-9.81
T. Rowe Price Instl Large Cap Growth	Equity – Large Cap Growth	TRLGX	3.38
DFA US Small Cap Value Fund	Equity – Small Cap Value	DFSVX	-15.58
DFA International Small Company I	Equity – International – Mid-Cap Blend	DFISX	-20.02
William Blair Small-Mid Cap Gr I	Equity – Small Cap Growth	WSMDX	-3.17
GMO Benchmark-Free Allocation Ser. R6	Equity – International – Large-Cap Value	GBMRX	-5.65
John Hancock Disciplined Value Intl I	Equity – International – Large Blend	JDVIX	-18.94
American Funds EuroPacific Growth R6	Equity – International – Large-Cap Growth	RERGX	-15.30

(2)	The Company has never made any contributions to Ms. Gallivan’s account and she has never received any earnings on deferred compensation that are above-market or preferential.

(3)	This amount represents a deferral of cash compensation from 2017 that is not included in the Summary Compensation Table for that year as Ms. Gallivan was not an NEO in 2017.

(4)

This amount includes a deferral of cash compensation from 2016 in the amount of $208,983 that is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for that year as Ms. Gallivan was an NEO in 2016. This amount also includes deferrals of cash compensation from other years which are not included in the Summary Compensation Table for those years as Ms. Gallivan was not an NEO in those years.

Graco Inc. 2019 Proxy Statement

CEO Succession Planning

Our Board is responsible for reviewing and approving, upon recommendation of the Management Organization and Compensation Committee, management’s succession plan for key executive positions and for establishing a succession plan for our CEO position. Our Management Organization and Compensation Committee is responsible for reviewing and making recommendations to the Board on the executive management organization. Annually, our CEO, together with our Executive Vice President HR, present to our Board an overview of our talent management program and processes, including the identification of key individuals, their readiness for certain executive positions, and development actions to be taken to prepare them for these positions over a period of time. In addition, our Board annually reviews and discusses succession planning for our CEO position. In doing so, the Board considers our Company’s current and future business and leadership needs, the identification of candidates who may be able to serve as our principal executive officer in an emergency, the development of potential candidates who may be able to serve as our principal executive officer in the longer-term, and progress made by those potential candidates in their development over the past year. Our Board has access to senior executives and key managers from time to time through presentations to the full Board and one-on-one meetings with individual directors.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees (excluding our CEO). In 2018, the annual total compensation of our CEO was $6,414,317, as set forth in the Summary Compensation Table, and the median of the annual total compensation of our employees (excluding our CEO) was $62,260, resulting in a ratio of approximately 103 to 1.

To identify our median employee, we generated a list of all individuals employed by the Company and its consolidated subsidiaries as of December 28, 2018, excluding our CEO. We did not exclude any non-U.S. employees from the list. We then used base compensation (defined as base salary or wages) paid during calendar 2018 as the consistently applied compensation measure for all employees, and sorted the list based on this measure to identify the median compensation of our employees. Compensation paid in currencies other than the U.S. dollar were converted into U.S. dollars at the applicable exchange rate in effect as of December 28, 2018. We identified an employee at the median of base compensation, and then calculated the total annual compensation of the identified median employee for 2018 using the same methodology we used to calculate the annual total compensation of our CEO in the Summary Compensation Table.

The SEC’s rules for identifying the median employee, calculating the median employee’s annual total compensation, and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares that may be issued under our Company’s various stock option and purchase plans as of December 28, 2018:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	12,269,683	$24.67	17,334,092

Graco Inc. 2019 Proxy Statement

BENEFICIAL OWNERSHIP OF SHARES

Director and Executive Officer Beneficial Ownership

The following information, furnished as of February 25, 2019, indicates beneficial ownership of the common shares of our Company by each director, each nominee for election as director, the Named Executive Officers and by all current directors and executive officers as a group. Except as otherwise indicated, the persons listed have sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1,2)	Percent of Common Stock Outstanding(3)	Phantom Stock Units(2)
William J. Carroll(4)	127,619	—	52,177
Eric P. Etchart	106,498	—	6,899
Jack W. Eugster	199,829	—	52,839
Jody H. Feragen	39,293	—	1,804
Karen P. Gallivan	327,820	—	—
J. Kevin Gilligan	127,826	—	79,523
Dale D. Johnson(5)	647,761	—	—
David M. Lowe(5)	932,206	—	—
Patrick J. McHale(5)	1,327,332	—	—
Lee R. Mitau	296,337	—	171,661
Martha A. Morfitt	333,844	—	99,687
Christian E. Rothe	235,457	—	—
Mark W. Sheahan(5, 6)	400,402	—	—
R. William Van Sant	51,475	—	64,993
Emily C. White	4,263	—	—
All current directors and executive officers as a group (24 persons)(4, 5, 6)	7,224,023	4.23%

(1)

Includes shares which the non-employee directors and executive officers have a right, as of April 26, 2019, to acquire beneficial ownership of upon the exercise of vested stock options, in the following amounts: Mr. Carroll (64,975 shares), Mr. Etchart (81,775 shares), Mr. Eugster (103,075 shares), Ms. Feragen (23,500 shares), Ms. Gallivan (208,897 shares), Mr. Gilligan (81,775 shares), Mr. Johnson (426,747 shares), Mr. Lowe (425, 627 shares), Mr. McHale (1,128,046 shares), Mr. Mitau (128,875 shares), Ms. Morfitt (135,325 shares), Mr. Rothe (222,162 shares), Mr. Sheahan (336,747 shares), Mr. Van Sant (51,475 shares), and Ms. White (2,478 shares). The aggregate number of shares which all current non-employee directors and executive officers have the right to acquire by this method is 670,775 and 4,510,408 respectively.

(2)

Beneficial ownership excludes phantom stock units held by each individual non-employee director as of February 25, 2019. Upon termination of the director’s service on the Board, the non-employee director will be paid the balance in his or her deferred stock account through the issuance of Graco shares, either in a lump sum or installments, starting January 10 of the year following the separation of the non-employee director from service. The information in the column “Phantom Stock Units” is not required by the rules of the Securities and Exchange Commission because the phantom stock units carry no voting rights and the non-employee director has no right or ability to convert the phantom stock to common stock within 60 days of February 25, 2019. Nevertheless, we believe this information provides a more complete picture of the financial stake our directors have in our Company.

(3)	Less than 1% if no percentage is given.

(4)	Includes 6,660 shares held in trusts for the benefit of three of Mr. Carroll’s grandchildren. Mr. Carroll’s spouse is the trustee of the trusts.

(5)

Includes 18,885 shares which are held indirectly through the Graco Employee Stock Ownership Plan. Shares are held by the Named Executive Officers in the following amounts: Mr. Johnson (8,712 shares), Mr. Lowe (1,353 shares), Mr. McHale (2,268 shares) and Mr. Sheahan (1,353 shares). The balance of the 18,885 shares is held by other executive officers. The NEOs have voting and investment power over their respective shares.

(6)	Includes 2,892 shares held by Mr. Sheahan’s spouse.

Graco Inc. 2019 Proxy Statement

Principal Shareholder Beneficial Ownership

The following table identifies each person or group known to our Company to beneficially own, as of December 31, 2018, more than 5% of the outstanding common stock of the Company, the only class of security entitled to vote at the Meeting:

Name and Address of Shareholder	Amount and Nature of Beneficial Ownership	Percent of Class

The Vanguard Group (1) 100 Vanguard Blvd. Malvern, PA 19355	16,971,594	10.19%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	14,726,158	8.80%

Fiera Capital Corporation.(3) 1501 McGill College, Suite 800 Montreal, Quebec H3A 3M8 Canada	11,335,504	6.81%

T. Rowe Price Associates, Inc.(4) 100 E. Pratt Street Baltimore, MD 21202	8,345,877	5.00%

(1)

In a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2019, The Vanguard Group reported that, as of December 31, 2018, it has sole voting power over 94,384 shares, shared voting power over 21,048 shares, sole dispositive power over 16,872,907 shares and shared dispositive power over 98,687 shares.

(2)

In a Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2019, BlackRock, Inc. reported that, as of December 31, 2018, it has sole voting power over 14,071,222 shares, shared voting power over 0 shares, sole dispositive power over all 14,726,158 shares and shared dispositive power over 0 shares.

(3)

In a Schedule 13G/A filed with the Securities and Exchange Commission on January 22, 2019, Fiera Capital Corporation reported that, as of December 31, 2018, it has sole voting power over 11,335,504 shares, shared voting power over 0 shares, sole dispositive power over all 11,335,504 shares and shared dispositive power over 0 shares.

(4)

In a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2019, T. Rowe Price Associates, Inc. reported that, as of December 31, 2018, it has sole voting power over 1,940,491 shares, shared voting power over 0 shares, sole dispositive power over all 8,345,877 shares and shared dispositive power over 0 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Our Company’s executive officers, directors, and 10% shareholders are required under the Securities Exchange Act of 1934 and regulations promulgated thereunder to file initial reports of ownership of the Company’s securities and reports of changes in that ownership with the Securities and Exchange Commission. Copies of these reports must also be provided to the Company.

Based upon its review of the reports and any amendments made thereto furnished to our Company, or written representations that no reports were required, management believes that all reports were filed on a timely basis by reporting persons during and with respect to 2018.

RELATED PERSON TRANSACTION APPROVAL POLICY

In February 2007, our Board of Directors adopted a written related person transaction approval policy which sets forth our Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy, as amended from time to time, applies to any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our Company is a participant and in which a related person has a direct or indirect interest, other than the following:

•	Payment of compensation by our Company to a related person for the related person’s service to our Company

Graco Inc. 2019 Proxy Statement

in the capacity or capacities that give rise to the person’s status as a “related person”; and

•	Transactions generally available to all employees or all shareholders of our Company on the same terms.

The Audit Committee of our Board of Directors must approve any related person transaction subject to this policy before commencement of the related person transaction or, if it is not practicable to approve the transaction before commencement, the transaction will be submitted to the Audit Committee or Chair of the Audit Committee for ratification as soon as possible. The Audit Committee or its Chair will analyze the following factors, in addition to any other factors the Audit Committee deems appropriate, in determining whether to approve a related person transaction:

•	The benefits to our Company;

•	The impact on a director’s independence;

•	The availability of other sources for comparable products or services;

•	The terms of the transaction and whether they are fair to our Company;

•	Whether the terms are available to unrelated third parties or to employees generally;

•	Whether the transaction is material to the Company; and

•	The role that the related person played, if any, in arranging the transaction.

The Audit Committee or its Chair may, in its, his or her sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our Company and the related person following certain procedures designated by the Audit Committee or its Chair.

In April 2018, the Audit Committee reviewed and approved the repurchase of up to 872,340 shares of our common stock from Mr. McHale, which was effected as part of our repurchase program and arose in connection with the dissolution of his marriage. Pursuant to the terms of our repurchase agreement with Mr. McHale entered into on April 30, 2018, we repurchased 650,770 shares from Mr. McHale for $28,197,864.10, in which the per share price represented a three percent discount to the closing price of our common stock on the preceding trading day. The shares repurchased from Mr. McHale represented approximately 11% of the total shares repurchased by the Company in fiscal 2018. Mr. McHale’s holdings remain substantially above his five times current base salary holding requirement.

PROPOSAL 1

ELECTION OF DIRECTORS

The number of directors of our Company is set at ten. There are currently ten directors. The directors are divided into three classes, each class being as equal in number as reasonably possible. Vacancies may be filled by a majority vote of the directors then in office, though less than a quorum, and directors so chosen are subject to election by the shareholders at the next Annual Meeting of Shareholders. Directors elected at an Annual Meeting of Shareholders to succeed directors whose terms expire are elected for three-year terms. Once elected, all directors are subject to the standards set forth in our Corporate Governance Guidelines, which include, among others, the requirement to tender the director’s resignation if his or her employment status significantly changes, and the requirement to resign from the Board effective as of the date of the Annual Meeting of Shareholders next following the director’s 75th birthday unless the director has current, substantial engagement in business activities that require skills relevant to Graco’s business and useful to the Board. At the Meeting, three persons will be nominated for election to our Board of Directors.

Upon recommendation of the Governance Committee, which acts as the nominating committee of the Board, the Board has nominated Eric P. Etchart, Jody H. Feragen and J. Kevin Gilligan for three-year terms expiring in the year 2022. Mr. Etchart, Ms. Feragen and Mr.Gilligan, whose current terms expire at the Meeting, have previously been elected as directors by the shareholders of our Company. For additional information about the nominees, please see the “Nominees and Continuing Directors” section of this Proxy Statement beginning on page 6.

Graco Inc. 2019 Proxy Statement

Unless otherwise instructed not to vote for the election of directors, proxies will be voted to elect the nominees. A director nominee must receive the vote of a majority of the votes cast at the Meeting in order to be elected. In the event that an incumbent director does not receive a majority of the votes cast, our Corporate Governance Guidelines require that the director promptly offer to tender his or her resignation to the Board. The Governance Committee will make a recommendation to the Board on whether to accept or reject the offer. The Board, taking into account the recommendation of the Governance Committee, will decide whether to accept or reject the offer, and will publicly disclose its decision and the rationale behind it within 90 days after the date of the election. Unless the Board reduces the number of directors, your proxy will be voted to elect any replacement nominee designated by the Board in the event that a nominee is unable or unwilling to serve.

The Board of Directors, upon recommendation of the Governance Committee, recommends that shareholders vote FOR the election of Messrs. Etchart and Gilligan and Ms. Feragen to terms expiring in 2022.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP has acted as the independent registered public accounting firm for the Company since we first went public in 1969. The Audit Committee of the Board, which has selected Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2019, recommends ratification of the selection by the shareholders. If the shareholders do not ratify the selection of Deloitte & Touche LLP, the selection of the independent auditors will be reconsidered by the Audit Committee. A representative of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement if so desired and will be available to respond to any appropriate shareholder questions.

The Audit Committee of the Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2019.

PROPOSAL 3

ADVISORY VOTE ON OUR EXECUTIVE COMPENSATION

The Company is providing shareholders with an annual advisory, non-binding vote on the executive compensation of the Named Executive Officers (commonly referred to as a “say on pay”). Accordingly, shareholders will vote on approval of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables and the related narrative disclosure in this Proxy Statement.

This vote is non-binding. The Board of Directors and the Management Organization and Compensation Committee expect to take the outcome of the vote into account when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

As described in detail under the Compensation Discussion and Analysis section of this Proxy Statement, our compensation programs are designed to achieve the Company’s goal of attracting, developing and retaining global business leaders who can drive financial and strategic growth objectives that are intended to build long-term shareholder value. Our executive compensation framework includes the following elements:

•	Competitive compensation as compared against manufacturing companies of comparable sales volume and financial performance;
•	All elements of compensation are tied to the performance of the Company, a division, a region and/or the performance of the individual executive officer;
•	Appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the business for the long-term;
•	Long-term incentives that align the interests of executive officers with the long-term interests of shareholders; and
•	Compensation designed to reduce the possibility of excessive risk-taking, such as through our stock holding policy and recoupment policy.

Shareholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the

Graco Inc. 2019 Proxy Statement

related narrative disclosure to better understand the compensation of our Named Executive Officers.

The Board of Directors, upon recommendation of the Management Organization and Compensation Committee, recommends that shareholders vote FOR approval, on an advisory basis, of the compensation paid to our Named Executive Officers as disclosed in this Proxy Statement.

PROPOSAL 4

APPROVAL OF THE GRACO INC. 2019 STOCK INCENTIVE PLAN

Introduction

On February 28, 2019, our Board of Directors, at the recommendation of our Management Organization and Compensation Committee (the “MOCC”), approved the Graco Inc. 2019 Stock Incentive Plan (the “2019 Plan”), subject to approval by our shareholders at our 2019 Annual Meeting of Shareholders. The 2019 Plan will become effective on the date it is approved by our shareholders, and will replace our 2015 Stock Incentive Plan (the “2015 Plan”). Other than shares issued under our employee stock purchase plan, we do not grant any equity awards under any plan other than the 2015 Plan.

After the 2019 Plan becomes effective upon approval by our shareholders, no new awards will be made under the 2015 Plan. The number of shares of our common stock that may be the subject of awards and issued under the 2019 Plan is 10,000,000, plus the shares subject to any awards outstanding under the 2015 Plan or either of our predecessor plans, the 2010 Stock Incentive Plan (the “2010 Plan”) and the 2006 Amended and Restated Stock Incentive Plan (the “2006 Plan”), as of the date the 2019 Plan becomes effective that subsequently expire, are forfeited or canceled, or are settled for cash. Until such time, however, awards under the 2015 Plan, the 2010 Plan and the 2006 Plan, respectively, that are outstanding on the date the 2019 Plan becomes effective will continue to be subject to the terms of the 2015 Plan, the 2010 Plan or the 2006 Plan, as applicable.

As of December 28, 2018, a total of 6,115,435 shares were subject to outstanding awards under the 2015 Plan. As of the same date, 4,039,990 shares in the aggregate were available for future awards under the 2015 Plan. Any shares remaining available for future awards under the 2015 Plan as of the effective date of the 2019 Plan will not be carried over into the 2019 Plan.

Shareholder Approval and Board of Directors Recommendation

Shareholder approval of the 2019 Plan is being sought in order to satisfy the shareholder approval requirements of the NYSE and Code Section 422 to enable options granted under the 2019 Plan to qualify as incentive stock options.

Our Board of Directors recommends that our shareholders vote FOR the 2019 Plan because it includes a number of features that we believe are consistent with the long-term interests of our shareholders and sound corporate governance practices. The 2019 Plan also will provide us with a share reserve that will enable us to continue to provide a competitive mix of compensation to our key employees. If the 2019 Plan is not approved by our shareholders, the 2015 Plan will remain in effect and we will remain subject to its existing share reserve.

Factor Considered in Proposing a New Stock Incentive Plan

In considering proposing a new stock incentive plan, the MOCC determined it would be prudent to seek shareholder approval of a new stock incentive plan as the existing share reserve under the 2015 Plan appears sufficient to cover not much more than one year’s worth of anticipated annual grant needs.

Historical Equity Granting Practices. Our three-year average “burn rate” was 1.22% for fiscal years 2016 through 2018. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed, net of grants forfeited, cancelled or expired, as a percent of our basic weighted average common shares outstanding for that year. We have been advised that our historical burn rate and equity granting practices are reasonable for a company of our size in our industry.

Key Compensation Practices

Our proposed 2019 Plan is intended to serve as a modernized version of our 2015 Plan. The primary changes reflected in the 2019 Plan, as compared to the 2015 Plan include:

•

Restrictions on dividends and dividend equivalents. The 2019 Plan prohibits the payment of dividends or dividend equivalents on stock options and stock appreciation rights (“SARs”), and provides that any dividends or dividend

Graco Inc. 2019 Proxy Statement

equivalents payable with respect to shares or share equivalents subject to the unvested portion of a full value award will be subject to the same restrictions and risk of forfeiture as the shares or share equivalents to which such dividends or dividend equivalents relate.

•

Increased flexibility of design. The 2019 Plan increases flexibility for the design of performance-based awards following the repeal of the performance-based compensation deductibility provisions of Section 162(m) of the Code, including the repeal of maximum individual award limitations for participants previously required for ensuring compliance with Section 162(m)’s performance-based compensation deductibility provisions.

•

Change in Control. The 2019 Plan includes a definition of change of control and makes clear that no change in control would be triggered by shareholder approval of a business combination transaction, the announcement or commencement of a tender offer, or any board assessment that a change in control may be imminent. The 2015 Plan did not include a definition of change in control and instead defined change of control in award agreements.

The 2019 Plan continues to include a number of features similar to our 2015 Plan that we believe are consistent with the interests of our shareholders and sensible corporate governance practices, including the following:

•

Incorporates a fungible share design. Like the 2015 Plan, full value awards (such as restricted stock units and performance stock units), count against the shares reserved for issuance at a 3:1 ratio, while appreciation awards (such as SARs and stock options) continue to be counted against the share reserve at a 1:1 ratio.

•	Minimum vesting or performance period for all awards. A minimum vesting or performance period of one year is prescribed for all awards, subject to limited exceptions.

•

No repricing of underwater options or SARs without shareholder approval. The 2019 Plan prohibits, without shareholder approval, actions to reprice, replace, or repurchase options or SARs when the exercise price per share of an option or SAR exceeds the fair market value of a share of our common stock.

•

No discounted option or SAR grants. The 2019 Plan requires that the exercise price of options or SARs be at least equal to the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards” as described below).

•

No liberal share recycling. We may not add back to the 2019 Plan’s share reserve any shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a SAR award that are not issued in connection with the stock settlement of that award upon its exercise.

Description of the 2019 Stock Incentive Plan

The major features of the 2019 Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2019 Plan, which is attached to this Proxy Statement as Appendix A.

Eligible Participants. Employees, consultants, and advisors of the Company or its affiliates, as well as non-employee directors of the Company, will be eligible to receive awards under the 2019 Plan. As of December 28, 2018, there were approximately 3,700 employees of the Company and its affiliates and nine non-employee directors of the Company who would be eligible to receive awards under the 2019 Plan.

Administration. The 2019 Plan will be administered by the Governance Committee insofar as it relates to awards to non-employee directors and by the MOCC insofar as it relates to awards granted to all other participants (the Governance Committee and the MOCC, as applicable, are referred to as the “Committee”). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate its authority under the 2019 Plan to any one or more of its members, or, with respect to awards to participants who are not themselves our directors or executive officers, to one or more of our directors or executive officers or to a committee of the Board of Directors comprised of one or more directors. The Committee may also delegate non-discretionary administrative duties to other persons as it deems advisable.

The Committee has the authority to determine the persons to whom awards will be granted, the timing of awards, the type and number of shares covered by each award, the terms, conditions, performance criteria, and restrictions of the awards as well as the manner in which awards are paid and settled. The Committee may also establish, rescind, and modify rules to administer the 2019 Plan, adopt sub-plans or special provisions applicable to certain awards, interpret the 2019 Plan, any award and any related award agreement, reconcile any inconsistency, correct any defect or supply an omission in the 2019 Plan and any related award

Graco Inc. 2019 Proxy Statement

agreement, cancel or suspend an award, determine in what circumstances an award shall be forfeited, accelerate the vesting (subject to certain minimum vesting restrictions) or extend the exercise period of an award (whether by amendment or other action), grant substitute awards in accordance with the 2019 Plan, and require or permit the deferral of the settlement of an award.

Except in connection with equity restructurings and other situations in which share adjustments are specifically authorized, the 2019 Plan prohibits the Committee from repricing any outstanding option or SAR awards without the prior approval of our shareholders. For these purposes, a “repricing” includes amending the terms of an option or SAR award to lower the exercise price, canceling an option or SAR award in conjunction with granting a replacement option or SAR award with a lower exercise price, canceling an option or SAR award in exchange for cash, other property or grant of a new full value award at a time when the per share exercise price of the option or SAR award is greater than the fair market value of a share of our common stock, or otherwise making an option or SAR award subject to any action that would be treated under accounting rules as a “repricing.”

Subject to certain limitations set forth in the 2019 Plan, the Committee may also modify the terms of awards under the 2019 Plan with respect to participants who reside outside of the United States or who are employed by a non-United States subsidiary of the Company in order to comply with local legal or regulatory requirements.

Available Shares and Limitations on Awards. A maximum of 10,000,000 shares of our common stock may be the subject of awards and issued under the 2019 Plan. The shares of common stock issuable under the 2019 Plan may come from authorized and unissued shares or treasury shares. Full value awards granted under the 2019 Plan will count as three shares against the 2019 Plan’s authorized share reserve, whereas options and SARs will continue to count as one share against the authorized share reserve.

Shares of our common stock subject to any award under the 2019 Plan, or to an award under the 2015 Plan, the 2010 Plan or the 2006 Plan that is outstanding on the date our shareholders approve the 2019 Plan, that expires, is forfeited or cancelled, or is settled for cash will, to the extent of such expiration, forfeiture, cancellation or cash settlement, become available again for future awards under the 2019 Plan. Each share that again becomes available for awards in such manner shall increase the share reserve, with shares subject to full value awards increasing the share reserve by three shares and shares subject to options and SARs increasing the share reserve by one share. However, shares tendered or withheld in payment of the purchase price of a stock option, shares tendered or withheld to satisfy a tax withholding obligation, shares repurchased with proceeds received by the Company from exercise of a stock option and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right may not be used again under the 2019 Plan. Awards granted under the plan in substitution for awards previously granted in connection with a merger, consolidation or acquisition are not charged against the number of shares available for grant as awards under the 2019 Plan.

Any shares of common stock issuable during the term of the 2019 Plan as a result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an award under the 2019 Plan or our 2015 Plan that are forfeited also will automatically replenish the 2019 Plan share reserve to the extent of such forfeiture.

Awards granted or shares of our common stock issued under the 2019 Plan upon the assumption of, or in substitution or exchange for, outstanding equity awards previously granted by an entity acquired by us or any of our affiliates or with which we or any of our affiliates combines (referred to as “substitute awards”) will not reduce the share reserve under the 2019 Plan and will not reduce the shares authorized for grant to a participant in any calendar year.

Additionally, if a company acquired by us or any of our subsidiaries or with which we or any of our subsidiaries combines has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of that pre-existing plan may be used for awards under the 2019 Plan and shall supplement the share reserve under the 2019 Plan, but only if the awards are made to individuals who were not employed by, or serving as a non-employee director of, us or any of our subsidiaries prior to such acquisition or combination.

Types of Awards. The 2019 Plan permits us to award stock options, SARs, restricted stock awards, stock unit awards, and other stock-based awards to eligible recipients. These types of awards are described in more detail below.

Stock Options. Employees of the Company or any subsidiary may be granted options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Code, and any eligible recipient may be granted options to purchase common stock that do not qualify as incentive stock options, referred to as “nonqualified stock options.” The per share exercise price to be paid by a participant at the time an option is exercised may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the option is granted as a substitute award as described above. “Fair market value” under the 2019 Plan as of any date generally means the closing price of a share of our common stock on the NYSE on the day preceding the date as of which fair market value is being determined. As of February 25, 2019, the closing sale price

Graco Inc. 2019 Proxy Statement

of a share of our common stock on the NYSE was $47.35.

The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Committee permits exercise payments to be made, in whole or in part, (i) by means of a broker-assisted sale and remittance program, (ii) by delivery to us (or attestation as to ownership) of shares of common stock already owned by the participant, or (iii) by a “net exercise” of the option in which a portion of the shares otherwise issuable upon exercise of the option are withheld by us. Any shares delivered or withheld in payment of an exercise price will be valued at their fair market value on the exercise date and have an aggregate value equal to the purchase price of the shares being purchased.

An option will vest and become exercisable at such time, in such installments and subject to such conditions as may be determined by the Committee, and no option may have a term greater than ten years from its date of grant. No dividends or dividend equivalents may be paid or credited with respect to shares subject to an option award.

The aggregate fair market value of shares of our common stock with respect to which incentive stock options granted to any participant may first become exercisable during any calendar year may not exceed $100,000. Any incentive stock options that become exercisable in excess of this amount will be treated as nonqualified stock options. The maximum number of shares that may be issued upon the exercise of incentive stock option awards under the 2019 Plan is 10,000,000.

Stock Appreciation Rights. A SAR award provides the right to receive, in cash and/or shares of our common stock (as determined by the Committee), an amount equal to the difference between (i) the fair market value as of the date of exercise of the number of shares of our common stock as to which the SAR is being exercised, and (ii) the aggregate exercise price of that number of shares. The exercise price per share of a SAR award will be determined by the Committee, but may not be less than 100% of the fair market value of one share of our common stock on the date of grant, unless the SAR is granted as a substitute award as described above. No dividends or dividend equivalents may be paid or credited with respect to shares subject to a SAR award. A SAR award may not have a term greater than ten years from its date of grant, and will be subject to such other terms and conditions, consistent with the terms of the 2019 Plan, as may be determined by the Committee.

Restricted Stock Awards. A restricted stock award is an award of our common stock that vests at such times and in such installments as may be determined by the Committee. Until it vests, the shares subject to the award are subject to restrictions on transferability and the possibility of forfeiture. The Committee may impose such restrictions or conditions to the vesting of restricted stock awards as it deems appropriate, including that we, or any of our subsidiaries or business units, satisfy specified performance goals. Dividends or distributions payable with respect to shares that are subject to the unvested portion of a restricted stock award will be subject to the same restrictions and risk of forfeiture as the shares to which such dividends or distributions relate. Unless otherwise provided in an award agreement, participants are entitled to vote restricted shares prior to the time they vest.

Stock Unit Awards. A stock unit award is a right to receive the fair market value of a specified number of shares of our common stock, payable in cash, shares, or a combination of both, that vests at such times, in such installments and subject to such conditions as may be determined by the Committee, including the satisfaction of specified performance goals. Until it vests, a stock unit award is subject to restrictions and the possibility of forfeiture. Following the vesting of a stock unit award, settlement of the award and payment to the participant will be made at such time as determined by the Committee. Stock unit awards will be subject to such other terms and conditions, consistent with the other provisions of the 2019 Plan, as may be determined by the Committee. The Committee may provide for the payment of dividend equivalents on stock unit awards and other stock-based awards and any such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the underlying units or other awards to which such dividend equivalents relate.

Other Stock-Based Awards. The Committee may grant awards of common stock and other awards that are valued by reference to and/or payable in shares of our common stock under the 2019 Plan. The Committee has discretion in determining the terms and conditions of such awards, consistent with the terms and purposes of the 2019 Plan.

Minimum Vesting Periods. Awards that vest based solely on the satisfaction of service-based vesting conditions are subject to a minimum vesting period of one year from the date of grant, and awards whose grant or vesting is subject to performance-based vesting conditions must be subject to a performance period of not less than one year. These required vesting and performance periods will not apply: (i) upon certain specified instances of a change in control, (ii) upon termination of service due to death or disability, (iii) to a substitute award that does not reduce the vesting period of the award being replaced, (iv) to awards made in payment of or in exchange for other compensation that is already earned and payable, or (v) to awards involving an aggregate number of shares not in excess of 5% of the 2019 Plan’s share reserve.

Transferability of Awards. In general, no right or interest in any award under the 2019 Plan may be sold, assigned, transferred, exchanged or encumbered by a participant, voluntarily or involuntarily, except by will or the laws of descent and distribution.

Graco Inc. 2019 Proxy Statement

However, the Committee may provide that an award (other than an incentive stock option) may be transferable by gift to a participant’s family member or pursuant to a domestic relations order. Any award held by such permitted transferee will remain subject to the same terms and conditions that were applicable to the award before the transfer thereof.

Performance-Based Compensation. The Committee may grant awards under the 2019 Plan as a performance-based award if the Committee establishes performance goals to be attained based on one or more performance measures, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of such award. Performance measures may include one or more of the following: stock price, net sales, net earnings, pre-tax earnings, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, operating cash flow, free cash flow, cash flow from operations, return on equity, return on assets, return on invested capital, expenses, earnings per share or total shareholder return, or any other financial, operational or strategic measure approved by the Committee, each as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by us in the preparation of our financial statements, except as provided in the following sentence. In specifying the performance goals based on any of these financial measures for any performance period, the Committee may provide that one or more adjustments shall be made to the financial measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the SEC, such as excluding the impact of specified unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements or changes in tax laws or accounting principles. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more of the other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of company, affiliate, division, business segments, business unit or individual performance.

For each performance-based award, the Committee will select the applicable performance measure(s), specify the performance goal(s) based on those performance measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a participant if the performance goal(s) are satisfied, and determine the degree to which applicable performance goals have been satisfied and any amount that vests and is payable in connection with such award. The Committee also may provide, in an agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as the occurrence of events that are unusual in nature or infrequently occurring, such as a change in control, certain equity restructurings, acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs, changes in applicable tax laws or accounting principles, or a participant’s death or disability. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an award.

Share Adjustment Provisions. If certain equity transactions occur that cause the per share value of our common stock to change, such as stock dividends, stock splits, spin-offs, rights offerings, or certain recapitalizations (referred to as “equity restructurings”), the Committee will make adjustments as it deems equitable and appropriate to: (i) the aggregate number and kind of shares or other securities issued or reserved for issuance under the 2019 Plan, (ii) the number and kind of shares or other securities subject to outstanding awards, (iii) the exercise price of outstanding options and SAR awards, and (iv) award limitations prescribed by the 2019 Plan. Other types of transactions may also affect our common stock, such as a reorganization, merger, consolidation or partial or complete liquidation of our Company. If there is such a transaction and the Committee determines that adjustments of the type previously described in connection with equity restructurings would be appropriate to prevent any dilution or enlargement of benefits under the 2019 Plan, the Committee may make such adjustments as it deems equitable.

Business Combinations. Unless otherwise provided in an applicable award or another written agreement between a participant and the Company, in the event of a business combination, then the surviving or successor entity (or its parent) may continue, assume or replace awards outstanding as of the date of the business combination (with such adjustments as may be required or permitted under the 2019 Plan), and such awards or replacements therefor shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some awards or portions of awards. An award shall be considered assumed or replaced if, in connection with the business combination and in a manner consistent with Code Section 409A (and Code Section 424 if the award is an ISO), either (i) the contractual obligations represented by the award are expressly assumed by the surviving or successor entity (or its parent) with appropriate adjustments to the number and type of securities subject to the award and the exercise price thereof that preserves the intrinsic value of the award existing at the time of the business combination, or (ii) the participant has received a comparable equity-based award that preserves the intrinsic value of the award existing at the time of the business combination and contains terms and conditions that are substantially similar to those of the award.

Graco Inc. 2019 Proxy Statement

If and to the extent that outstanding awards are not continued, assumed or replaced in connection with a business combination, then the Committee may elect to cancel such awards at or immediately prior to the effective time of the business combination in exchange for a payment with respect to each award in an amount equal to the excess, if any, between the fair market value of the consideration that would otherwise be received in the business combination for the same number of shares over the aggregate exercise price (if any) for the shares subject to such award (or, if there is no excess, such award may be terminated without payment). The Committee will not be required to treat all awards similarly. With respect to an award whose vesting is subject to the satisfaction of specified performance goals, the number of shares subject to such an award shall be the number of shares deemed to have been earned if the performance goals were satisfied at the target level of performance. Payment shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s shareholders in connection with the business combination, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s shareholders under the business combination, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

Change in Control. In connection with a change in control of the Company, the Committee may provide (in the award or otherwise) for one or more of the following: (i) that any award shall become vested and exercisable, in whole or in part, conditioned upon the occurrence of the change in control, (ii) that any option or SAR shall remain exercisable during all or some specified portion of its remaining term, or (iii) that awards shall be canceled in exchange for payments in a manner similar to that provided for business combinations. The Committee will not be required to treat all awards similarly in such circumstances, and may include such further provisions and limitations in any award as it may deem equitable and in the best interests of the Company.

For purposes of the 2019 Plan, the following terms have the meanings indicated:

•	A “change in control” generally refers to:

(i)	the acquisition by a person or group of beneficial ownership of 30% or more of either the then outstanding shares of our common stock or the combined voting power of our voting securities,

(ii)	our incumbent board members as of the effective date of the 2019 Plan (the “Incumbent Board”) cease to constitute at least a majority of our Board of Directors,

(iii)

the consummation of a business combination as defined below (unless immediately following such business combination (x) all or substantially all of our previous holders of voting securities beneficially own a majority of the combined common stock and voting power of the resulting entity in substantially the same proportions, (y) no person beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of the resulting entity and (z) at least a majority of the members of the resulting entity’s board of directors were members of the Incumbent Board), or

(iv)	the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.

•

A “business combination” generally means a reorganization, merger or consolidation of the Company with or into another entity or a statutory exchange of Company stock or voting securities or other or sale or other disposition of all or substantially all of the assets of the Company.

Effective Date and Term of the 2019 Plan. The 2019 Plan will become effective on the date it is approved by the Company’s shareholders. No awards will be made under the 2019 Plan prior to its effective date. Unless terminated earlier, the 2019 Plan will terminate on the tenth anniversary of the effective date. Awards outstanding under the 2019 Plan at the time it is terminated will continue in accordance with their terms and the terms of the 2019 Plan unless otherwise provided in the applicable agreements.

Amendment of the Plan. Our Board of Directors may amend the 2019 Plan from time to time, but no amendments to the 2019 Plan will be effective without shareholder approval if such approval is required under applicable laws, regulations or stock exchange rules. Our Board of Directors also may suspend or terminate the 2019 Plan at any time. No termination, suspension or amendment of the 2019 Plan may materially impair the rights of any participant under a previously granted award without the consent of the affected participant, unless such action is necessary to comply with applicable laws or stock exchange rules.

Amendment of Awards. The Committee may amend the terms of any award subject to certain limitations, however, no such amendment may materially impair the rights of any participant under a previously granted award without the consent of the affected participant, except for amendments necessary to comply with applicable laws, stock exchange rules or any

Graco Inc. 2019 Proxy Statement

compensation recovery policy as provided in the 2019 Plan.

Forfeiture and Clawback. The Committee may specify in an award that a participant’s rights, payments, and benefits with respect to an award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an award. Such events may include termination of service for Cause; violation of any material Company or affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the participant; a determination that the payment of the award was based on an incorrect determination that financial or other criteria were met or other conduct by the participant that is detrimental to the business or reputation of the Company or its affiliates. Awards also may be made subject to forfeiture or recovery by the Company pursuant to any compensation recovery policy adopted by the Board of Directors or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act or as otherwise required by law.

United States Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the Company and to participants subject to United States taxation with respect to awards granted under the 2019 Plan, based on statutes, regulations and interpretations in effect as of the date of this Proxy Statement.

Non-qualified Stock Options. If a participant is granted a non-qualified stock option under the 2019 Plan, the participant will not recognize taxable income upon the grant of the option. Generally, the participant will recognize ordinary income at the time of exercise in an amount equal to the difference between the fair market value of the shares acquired at the time of exercise and the exercise price paid. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the option was exercised. Any subsequent gain or loss will be taxable as a capital gain or loss. The Company will generally be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes as ordinary income.

Incentive Stock Options. If a participant is granted an incentive stock option under the 2019 Plan, the participant will not recognize taxable income upon grant of the option. Generally, the participant will not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares acquired at the time of exercise over the aggregate exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If shares acquired upon exercise of an incentive stock option satisfy applicable holding period requirements (a minimum of two years from the date of grant and one year from the date of exercise), the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. Except in the event of death, if the holding period requirements are not met, the incentive stock option will be treated as one that does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will generally apply.

Other Awards. The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns. An award of restricted stock results in income recognition by a participant in an amount equal to the fair market value of the shares received at the time the restrictions lapse and the shares vest, unless the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Stock unit awards generally result in income recognition by a participant at the time payment of such an award is made in an amount equal to the amount paid in cash or the then-current fair market value of the shares received, as applicable. SAR awards result in income recognition by a participant at the time such an award is exercised in an amount equal to the amount of cash or the then-current fair market value of the shares received by the participant, as applicable. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Code Section 162(m) with respect to covered employees.

Section 162(m) of the Code. Section 162(m) of the Code prevents the Company from taking a federal income tax deduction for compensation paid in excess of $1 million to our “covered employees” (which as of 2018 includes the CEO, CFO and the three other most highly compensated executive officers of the Company as of the end of the applicable calendar year, and any other person who was considered a covered employee in a previous taxable year (but not earlier than 2017). Prior to 2018, this deduction limitation did not apply to qualified “performance-based” compensation and a company’s CFO was not considered to be a “covered officer”. Any awards the Company grants pursuant to the 2019 Plan to covered employees, whether performance-based or otherwise, will be subject to the $1 million annual deduction limitation.

Section 409A of the Code. The foregoing discussion of tax consequences of awards under the 2019 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Section 409A of the Code, or has been structured to comply with its requirements. If an award is considered a deferred compensation arrangement subject to Section 409A but fails to comply, in operation or form, with the requirements of Section 409A, the affected participant would

Graco Inc. 2019 Proxy Statement

generally be required to include in income when the award vests the amount deemed “deferred,” would be required to pay an additional 20 percent income tax on such amount, and would be required to pay interest on the tax that would have been paid but for the deferral.

Awards Under the 2019 Plan

Because the 2019 Plan will not become effective until it is approved by our shareholders, the Committee has not yet approved any awards under, or subject to, the 2019 Plan. Since all awards under the 2019 Plan are made in the discretion of the Committee, neither the number nor types of future 2019 Plan awards to be received by or allocated to particular participants or groups of participants is presently determinable. Information regarding awards granted under the 2015 Plan during 2018 to our Named Executive Officers is provided under the captions “Grants of Plan-Based Awards in 2018” on page 30 and “Grants of Plan-Based Awards for Fiscal Year Ending December 28, 2018” on page 31 of this Proxy Statement and to our non-employee directors under the caption “Director Compensation” on page 12 of this Proxy Statement.

The Board of Directors, upon recommendation of the Management Organization and Compensation Committee, recommends that shareholders vote FOR approval of the 2019 Plan.

SHAREHOLDER PROPOSALS FOR THE ANNUAL MEETING IN THE YEAR 2020

Any shareholders wishing to have a matter considered for inclusion in the proxy statement for the Annual Meeting in the year 2020 must follow the procedures provided in Rule 14a-8 under the Securities Exchange Act of 1934 and submit such proposal in writing to the Secretary of the Company at the address shown on page 1 of this Proxy Statement no later than November 14, 2019.

Any shareholder proposal for the Annual Meeting in year 2020 not included in the Proxy Statement must be submitted by written notice to the Secretary of the Company by January  27, 2020 to be considered and must comply with the other provisions in our bylaws.

OTHER MATTERS

Our Board is not aware of any matter, other than those stated above, which will or may properly be presented for action at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the available form of proxy to vote the shares represented by such proxies in accordance with their best judgment.

For the Board of Directors,

Karen Park Gallivan
Secretary

Dated March 13, 2019

Graco Inc. 2019 Proxy Statement

APPENDIX A

GRACO INC.

2019 STOCK INCENTIVE PLAN

1.      Purpose. The purpose of the Graco Inc. 2019 Stock Incentive Plan (the “Plan”) is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, non-employee Directors and other service providers capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to provide such persons with opportunities for stock ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

2.      Definitions. In this Plan, the following definitions will apply:

(a)    “Affiliate” means any entity that is a Subsidiary or Parent of the Company, or any other entity in which the Company owns, directly or indirectly, at least 50% of combined voting power of the entity’s voting securities and which is designated by the Committee as covered by the Plan.

(b)    “Agreement” means the written or electronic agreement, notice or other document containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.

(c)    “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Business Combination” means a reorganization, merger or consolidation of the Company with or into another entity or a statutory exchange of Outstanding Company Stock or Outstanding Company Voting Securities or sale or other disposition of all or substantially all of the assets of the Company.

(f)    “Cause” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, a Participant’s gross and willful misconduct during Service, including, but not limited to wrongful appropriation of Company or affiliate funds, serious violations of Company policy, breach of fiduciary duty or the conviction of a felony.

(g)    “Change in Control” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, one of the following:

(1)    An acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) which, together with other acquisitions by such Person, results in the aggregate beneficial ownership by such Person of 30% or more of either: (x) the then outstanding shares of Stock of the Company (the “Outstanding Company Stock”); or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions will not result in a Change of Control:

(a)    an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company;

(b)    an acquisition by any entity pursuant to a transaction that complies with clauses (a), (b) and (c) of subsection (3) of this definition; or

(c)    with respect to an Award held by a Participant, an acquisition by that Participant or any group that includes the Participant; or

(2)    Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board; or Individuals; or

(3)    Consummation of a Business Combination; excluding, however, such a Business Combination pursuant to which:

Graco Inc. 2019 Proxy Statement

(a)    all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, a majority of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable equity interests), as the case may be, of the surviving or acquiring entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction beneficially owns 100% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities (or comparable equity securities) or all or substantially all of the Company’s assets either directly or indirectly) in substantially the same proportions (as compared to the other holders of the Company’s common stock and voting securities prior to the Business Combination) as their respective ownership, immediately prior to such Business Combination, of the Outstanding Company Stock and Outstanding Company Voting Securities;

(b)    no Person (excluding: (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination or any entity controlled by the Company or the entity resulting from such Business Combination; (ii) any entity beneficially owning 100% of the outstanding shares of common stock and the combined voting power of the then outstanding voting securities (or comparable equity securities) or all or substantially all of the Company’s assets either directly or indirectly; and (iii) the Participant and any group that includes the Participant) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock (or comparable equity interests) of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities (or comparable equity interests) of such entity; and

(c)    immediately after the Business Combination, a majority of the members of the board of directors (or comparable governors) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)    approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Code Section 409A, and if that Award provides for a change in the time or form of payment upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described in this Section 2(g) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Code Section 409A.

(h)    “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include any applicable regulations thereunder and any successor or similar statutory provisions.

(i)    “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be: (i) an independent director within the meaning of applicable stock exchange rules and regulations; and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.

(j)    “Company” means Graco Inc., a Minnesota corporation, and any successor thereto.

(k)    “Disability” means, unless otherwise defined in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate: (i) any permanent and total disability under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant; or (ii) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(l)    “Employee” means an employee of the Company or an Affiliate.

(m)    “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

Graco Inc. 2019 Proxy Statement

(n)    “Fair Market Value” means the fair market value of a Share determined by such methods or procedures as shall be established from time to time by the Committee, provided, however, unless otherwise determined by the Committee, the fair market value shall be determined as follows:

(1)    If the Shares are readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be the closing sales price for a Share on the principal securities market on which it trades on the date immediately preceding the date as of which fair market value is being determined, or if no sale of Shares occurred on that date, on the most recent preceding date on which a sale of Shares occurred, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(2)    If the Shares are not then readily tradable on an established securities market (as determined under Code Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Code Section 409A.

(o)    “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(p)    “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(q)    “Incumbent Board” means an individual who is, as of the effective date of the Plan, a director of the Company, provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial membership on the Board occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board.

(r)    “Non-Employee Director” means a member of the Board who is not an Employee.

(s)    “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(t)    “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(u)    “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(v)    “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

(w)    “Performance Measures” means one or more of the following measures established by the Committee for an Award: stock price, net sales, net earnings, pre-tax earnings, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, operating cash flow, free cash flow, cash flow from operations, return on equity, return on assets, return on invested capital, expenses, earnings per share or total shareholder return, or any other financial, operational or strategic measure approved by the Committee, each as computed in accordance with generally accepted accounting principles as in effect from time to time and as applied by the Company in the preparation of its financial statements, except as provided in the following sentence. In specifying the performance goals based on any of these financial measures for any performance period, the Committee may provide that one or more adjustments shall be made to the financial measures on which the performance goals are based, which may include adjustments that would cause such measures to be considered “non-GAAP financial measures” within the meaning of Rule 101 under Regulation G promulgated by the Securities and Exchange Commission, such as excluding the impact of specified unusual or nonrecurring events such as acquisitions, divestitures, restructuring activities, asset write-downs, litigation judgments or settlements or changes in tax laws or accounting principles. Any performance goal based on one or more of the foregoing performance measures may be expressed in absolute amounts, on a per share basis (basic or diluted), relative to one or more of the other performance measures, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies, indices or other external measures, and may relate to one or any combination of Company, Affiliate, division, business signet, business unit or individual performance.

(x)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(y)    “Plan” means this Graco Inc. 2019 Stock Incentive Plan, as amended and in effect from time to time.

Graco Inc. 2019 Proxy Statement

(z)    “Prior Plan” means the: (i) Graco Inc. 2015 Stock Incentive Plan; (ii) Graco Inc. 2010 Stock Incentive Plan; and (iii) Graco Inc. 2006 Amended and Restated Stock Incentive Plan.

(aa)    “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(bb)    “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity. A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services to the Company or any Affiliate or upon the entity to which the Service Provider provides services ceasing to be an Affiliate. Except as otherwise provided in this Plan or any Agreement, Service shall not be deemed terminated in the case of: (i) any approved leave of absence; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity.

(cc)    “Service Provider” means an Employee, a Non-Employee Director, or any natural person who is a consultant or advisor, or is employed by a consultant or advisor retained by the Company or any Affiliate, and who provides services (other than in connection with: (i) a capital-raising transaction; or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate.

(dd)    “Share” means a share of Stock.

(ee)    “Stock” means the common stock, $1.00 par value per Share, of the Company.

(ff)    “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(gg)    “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(hh)    “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(ii)    “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

3.      Administration of the Plan.

(a)    Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.

(b)    Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1)    determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2)    cancelling or suspending an Award, accelerating the vesting or extending the exercise period of an Award, or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 6(b), 15(d) and 15(e);

(3)    adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, reconciling any inconsistency, correcting any defect or supplying an omission in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4)    granting Substitute Awards under the Plan;

Graco Inc. 2019 Proxy Statement

(5)    taking such actions as are provided in Section 3(c) with respect to Awards to foreign Service Providers; and

(6)    requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

(c)    Awards to Foreign Service Providers. The Committee may grant Awards to Service Providers who are foreign nationals, who are located outside of the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory requirements of countries outside of the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such sub-plans and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d)    Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(i). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more directors or executive officers of the Company or to a committee of the Board comprised of one or more directors of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e)    Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be final and binding on all parties with an interest therein.

(f)    Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4.      Shares Available Under the Plan.

(a)    Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 10,000,000. No further awards may be made under the Prior Plans after the effective date of this Plan. Shares issued under the Plan may come from authorized and unissued shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1)    Shares that are subject to Awards of Options or Stock Appreciation Rights shall be counted against the share reserve as one Share for every one Share granted.

(2)    Shares that are subject to Full Value Awards shall be counted against the share reserve as three Shares for every one Share granted.

(3)    Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of shares could be received.

Graco Inc. 2019 Proxy Statement

(4)    Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(5)    Shares subject to Substitute Awards shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(6)    Awards that may be settled solely in cash shall not be counted against the share reserve, nor shall they reduce the Shares authorized for grant to a Participant in any calendar year.

(b)    Effect of Forfeitures and Other Actions. Any Shares subject to an Award, or to an award granted under a Prior Plan that is outstanding on the effective date of this Plan (a “Prior Plan Award”), that expires, is cancelled or forfeited or is settled for cash shall, to the extent of such cancellation, forfeiture, expiration or cash settlement, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished as provided in Section 4(c) below. The following Shares shall not, however, again become available for Awards or replenish the share reserve under Section 4(a): (i) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company in payment of the exercise price of a stock option issued under this Plan or a Prior Plan; (ii) Shares tendered (either actually or by attestation) by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an award under this Plan or a Prior Plan; (iii) Shares repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan or a Prior Plan; and (iv) Shares subject to a stock appreciation right award issued under this Plan or a Prior Plan that are not issued in connection with the stock settlement of that award upon its exercise.

(c)    Counting Shares Again Available. Each Share that again becomes available for Awards as provided in Section 4(b) shall correspondingly increase the share reserve under Section 4(a) by: (i) one Share if such Share was subject to an Option or Stock Appreciation Right Award under the Plan; and (ii) three Shares if such Share was subject to a Full Value Award under the Plan.

(d)    Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

(e)    No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

5.      Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees.

6.      General Terms of Awards.

(a)    Award Agreement. Each Award shall be evidenced by an Agreement setting forth the amount of the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b)    Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6(b), the applicable vesting conditions and any applicable performance period. Awards that vest based solely on the satisfaction by the Participant of service-based vesting conditions shall be subject to a vesting period of not less than one year from the applicable Grant Date (during which no portion of the Award may be scheduled to vest), and Awards whose grant or vesting is subject to the satisfaction of performance goals over a performance period shall be subject to a performance period of not less than one year. The foregoing minimum vesting and performance periods will not, however, apply in connection with: (i)

Graco Inc. 2019 Proxy Statement

a Change in Control; (ii) a termination of Service due to death or Disability; (iii) a Substitute Award that does not reduce the vesting period of the award being replaced; (iv) Awards made in payment of or exchange for other compensation already earned and payable; and (v) outstanding, exercised and settled Awards involving an aggregate number of Shares not in excess of 5% of the Plan’s share reserve specified in Section 4(a).

(c)    Transferability. Except as provided in this Section 6(c): (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or termination of Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d)    Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

(e)    Rights as Shareholder. No Participant shall have any rights as a shareholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(f)    Performance-Based Awards. Any Award may be granted as a performance-based Award if the Committee establishes one or more performance goals to be attained based on one or more Performance Measures, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. The Committee will select the applicable Performance Measure(s) and specify the performance goal(s) based on those Performance Measures for any performance period, specify in terms of a formula or standard the method for calculating the amount payable to a Participant if the performance goal(s) are satisfied, and determine the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned, including the degree to which applicable performance goals have been satisfied. The Committee shall also have the authority to provide, in an Agreement or otherwise, for the modification of a performance period and/or adjustments to or waivers of the achievement of performance goals under specified circumstances such as: (i) the occurrence of events that are unusual in nature or infrequently occurring, such as a Change in Control, an equity restructuring (as described in Section 12(a)), acquisitions, divestitures, restructuring activities, recapitalizations, or asset write-downs; (ii) a change in applicable tax laws or accounting principles; or (iii) the Participant’s death or Disability. The Committee may, in its discretion and based on such considerations as it deems appropriate, adjust any amount otherwise determined by the application of the performance goals to be otherwise payable in connection with an Award.

(g)    Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. Any dividends or distributions payable with respect to Shares that are subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions and risk of forfeiture as the Shares to which such dividends or distributions relate. In its discretion, the Committee may provide in an Award Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award, and such dividend equivalents will be subject to the same restrictions and risk of forfeiture as the units or other Share equivalents to which such dividend equivalents relate. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents. Any Shares issued or issuable during the term of this Plan as the result of the reinvestment of dividends or the deemed reinvestment of dividend equivalents in connection with an Award or a Prior Plan Award shall be counted against, and replenish upon any subsequent forfeiture, the Plan’s share reserve as provided in Section 4.

(h)    Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Code Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set

Graco Inc. 2019 Proxy Statement

forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7.      Stock Option Awards.

(a)    Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b)    Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased).

(c)    Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

(d)    Incentive Stock Options.

(1)    An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee, and only to the extent that: (i) it is so designated in the applicable Agreement; and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be 10,000,000, subject to adjustment as provided in Section 12(a).

(2)    No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined Voting Power of all classes of stock of the Company or an Affiliate, unless: (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date; and (ii) such Award will expire no later than five years after its Grant Date.

(3)    For purposes of continued Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4)    If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(5)    The Agreement covering an Incentive Stock Option Award shall contain such other terms and provisions that the Committee determines necessary to qualify the Option Award as an Incentive Stock Option Award.

8.      Stock Appreciation Right Awards.

(a)    Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of: (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to

Graco Inc. 2019 Proxy Statement

which the SAR Award is being exercised; over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A).

(b)    Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9.      Restricted Stock Awards.

(a)    Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b)    Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a shareholder, including the right to vote the Shares of Restricted Stock.

10.      Stock Unit Awards.

(a)    Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion, subject to the requirements of Section 6(b). If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which they are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

(b)    Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11.    Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12.      Changes in Capitalization, Business Combinations, Change in Control.

(a)    Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights

Graco Inc. 2019 Proxy Statement

offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to: (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan; (ii) the number and kind of Shares or other securities subject to outstanding Awards; (iii) the exercise price of outstanding Options and SARs; and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A of the Code.

(b)    Business Combinations. Unless otherwise provided in an applicable Agreement or another written agreement between a Participant and the Company, the following provisions shall apply to outstanding Awards in the event of a Business Combination:

(1)     Continuation, Assumption or Replacement of Awards. In the event of a Business Combination, then the surviving or successor entity (or its Parent) may continue, assume or replace Awards outstanding as of the date of the Business Combination (with such adjustments as may be required or permitted by Section 12(a)), and such Awards or replacements therefor shall remain outstanding and be governed by their respective terms. A surviving or successor entity may elect to continue, assume or replace only some Awards or portions of Awards. For purposes of this Section 12(b)(1), an Award shall be considered assumed or replaced if, in connection with the Business Combination and in a manner consistent with Code Section 409A (and Code Section 424 if the Award is an ISO), either: (i) the contractual obligations represented by the Award are expressly assumed by the surviving or successor entity (or its Parent) with appropriate adjustments to the number and type of securities subject to the Award and the exercise price thereof that preserves the intrinsic value of the Award existing at the time of the Business Combination; or (ii) the Participant has received a comparable equity-based award that preserves the intrinsic value of the Award existing at the time of the Business Combination and contains terms and conditions that are substantially similar to those of the Award.

(2)     Payment for Awards. If and to the extent that outstanding Awards under the Plan are not continued, assumed or replaced in connection with a Business Combination, then the Committee may provide that some or all of such outstanding Awards shall be canceled at or immediately prior to the effective time of the Business Combination in exchange for payments to the holders as provided in this Section 12(b)(2). The Committee will not be required to treat all Awards similarly for purposes of this Section 12(b)(2). The payment for any Award canceled shall be in an amount equal to the difference, if any, between: (i) the fair market value (as determined in good faith by the Committee) of the consideration that would otherwise be received in the Business Combination for the number of Shares subject to the Award; and (ii) the aggregate exercise price (if any) for the Shares subject to such Award. If the amount determined pursuant to the preceding sentence is not a positive number with respect to any Award, such Award may be canceled pursuant to this Section 12(b)(2) without payment of any kind to the affected Participant. With respect to an Award whose vesting is subject to the satisfaction of specified performance goals, the number of Shares subject to such an Award shall be the number of Shares deemed to have been earned if the performance goals were satisfied at the target level of performance. Payment of any amount under this Section 12(b)(2) shall be made in such form, on such terms and subject to such conditions as the Committee determines in its discretion, which may or may not be the same as the form, terms and conditions applicable to payments to the Company’s stockholders in connection with the Business Combination, and may, in the Committee’s discretion, include subjecting such payments to vesting conditions comparable to those of the Award canceled, subjecting such payments to escrow or holdback terms comparable to those imposed upon the Company’s stockholders under the Business Combination, or calculating and paying the present value of payments that would otherwise be subject to escrow or holdback terms.

(c)    Change in Control. In connection with a Change in Control, the Committee may provide (in the Award Agreement or otherwise) for one or more of the following: (i) that any Award shall become vested and exercisable, in whole or in part, conditioned upon the occurrence of the Change in Control; (ii) that any Option or SAR shall remain exercisable during all or some specified portion of its remaining term; or (iii) that Awards shall be canceled in exchange for payments in a manner similar to that provided in Section 12(b)(2). The Committee will not be required to treat all Awards similarly in such circumstances, and may include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company.

13.      Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued

Graco Inc. 2019 Proxy Statement

Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

14.      Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to: (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award; and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15.      Effective Date, Duration, Amendment and Termination of the Plan.

(a)    Effective Date. The Plan shall become effective on the date it is approved by the Company’s shareholders, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s shareholders fail to approve the Plan by August 31, 2019, the Plan will be of no further force or effect.

(b)    Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Awards made before the Termination Date shall continue to be outstanding in accordance with their terms and the terms of the Plan unless otherwise provided in the applicable Agreements.

(c)    Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its shareholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d)    Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i).

(e)    No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be: (i) amended to decrease the exercise price thereof; (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price; (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share; or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, unless such action is first approved by the Company’s shareholders.

16.      Other Provisions.

(a)    Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b)    Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(c) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

Graco Inc. 2019 Proxy Statement

(c)    Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i).

(d)    Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

(e)    Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Minnesota without regard to its conflicts-of-law principles and shall be construed accordingly.

(f)    Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g)    Code Section 409A. It is intended that: (i) all Awards of Options, SARs and Restricted Stock under the Plan will not provide for the deferral of compensation within the meaning of Code Section 409A and thereby be exempt from Code Section 409A; and (ii) all other Awards under the Plan will either not provide for the deferral of compensation within the meaning of Code Section 409A, or will comply with the requirements of Code Section 409A, and Awards shall be structured and the Plan administered and interpreted in accordance with this intent. The Plan and any Agreement may be unilaterally amended by the Company in any manner deemed necessary or advisable by the Committee or Board in order to maintain such exemption from or compliance with Code Section 409A, and any such amendment shall conclusively be presumed to be necessary to comply with applicable law. Notwithstanding anything to the contrary in the Plan or any Agreement, with respect to any Award that constitutes a deferral of compensation subject to Code Section 409A:

(1)    If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a “separation from service” as such term is defined for purposes of Code Section 409A;

(2)    If any amount shall be payable with respect to any such Award as a result of a Participant’s “separation from service” at such time as the Participant is a “specified employee” within the meaning of Code Section 409A, then no payment shall be made, except as permitted under Code Section 409A, prior to the first business day after the earlier of: (i) the date that is six months after the Participant’s separation from service; or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Code Section 409A, specified employees will be identified in accordance with the default provisions specified under Code Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall: (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Code Section 409A; (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Code Section 409A; and (iii) have any liability to any Participant for any such tax liabilities.

(h)    Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible

Graco Inc. 2019 Proxy Statement

shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i)    Forfeiture and Compensation Recovery.

(1)    The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include: (i) termination of Service for Cause; (ii) violation of any material Company or Affiliate policy; (iii) breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; (iv) a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met; or (v) other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2)    Awards and any compensation associated therewith may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law. Any Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Graco Inc. 2019 Proxy Statement

GRACO INC. 88 11TH AVENUE N.E. MINNEAPOLIS, MN 55413-1894	VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/GGG2019

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Graco Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E57609-P16944	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

GRACO INC.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors

	Nominees	For	Against	Abstain

	1a) Eric P. Etchart	☐	☐	☐

	1b) Jody H. Feragen	☐	☐	☐

	1c) J. Kevin Gilligan	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

2.	Ratification of appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm.	☐	☐	☐

3.	Approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

4.	Approval of the Graco Inc. 2019 Stock Incentive Plan.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2018 Overview and Annual Report on Form 10-K are available at

www.proxyvote.com.

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E57610-P16944

GRACO INC.

Annual Meeting of Shareholders

April 26, 2019 1:00 p.m. Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick J. McHale and Mark W. Sheahan, or either of them, as proxies and attorneys-in-fact, each with full power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Graco Inc., to be held via live webcast at www.virtualshareholdermeeting.com/GGG2019 on Friday, April 26, 2019, at 1:00 p.m. Central Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

If shares are held under the Graco Employee Investment Plan (“Plan”): This proxy provides confidential voting instructions regarding these shares to the Plan Trustee who then votes the shares. Instructions must be received by 11:59 p.m. Eastern Time on April 23, 2019, to be included in the tabulation to the Plan Trustee. If instructions are not received by that date, or if the instructions are invalid because this proxy is not properly signed and dated, the shares will be voted in accordance with the terms of the Plan Document.

Continued and to be signed on reverse side